UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

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☒	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

Houlihan Lokey, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

July 24, 2026
Dear Stockholder,
We cordially invite you to attend our 2026 Annual Meeting of Stockholders, to be held on Wednesday, September 16, 2026, at 8:00 a.m. (Pacific Time), at our headquarters located at 10250 Constellation Blvd., 5th Floor, Los Angeles, CA 90067.
The Notice of Annual Meeting of Stockholders and the proxy statement that follow describe the business to be conducted at the meeting.
Your vote is important. We encourage you to vote by proxy in advance of the meeting, whether or not you plan to attend the meeting.

Sincerely,
Scott J. Adelson
Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Meeting Date:	Wednesday, September 16, 2026
Time:	8:00 a.m. (Pacific Time)
Place:	Houlihan Lokey, Inc. 10250 Constellation Blvd., 5th Floor Los Angeles, CA 90067
We are holding our 2026 annual meeting of stockholders for the following purposes, which are described in more detail in the proxy statement:
1.to elect four Class II directors to our board of directors;
2.to approve, on an advisory basis, the compensation of our named executive officers as disclosed in the accompanying Proxy Statement;
3.to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2027;
4.to approve the Second Amended and Restated Houlihan Lokey, Inc. 2016 Incentive Award Plan; and
5.to transact any other business as may properly come before the meeting or any adjournment or postponement thereof.
Only stockholders of record as of the close of business on July 23, 2026 will be entitled to notice of, and to vote at the annual meeting.
As permitted by the rules of the Securities and Exchange Commission, we are sending our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) rather than a paper set of the proxy materials. The Notice includes instructions on how to access our proxy materials over the internet, as well as how to request the materials in paper form.
Your vote is important. We encourage you to vote by proxy in advance of the meeting, whether or not you plan to attend the meeting. The Notice includes instructions on how to vote, including by internet or telephone. If you hold your shares through a brokerage firm, bank, broker-dealer or other similar organization, please follow their instructions.

By order of the board of directors,

Christopher M. Crain
General Counsel and Secretary
July 24, 2026

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE ANNUAL MEETING TO BE HELD ON SEPTEMBER 16, 2026.

The Company’s Proxy Statement and 2026 Annual Report on Form 10-K

are also available at www.proxyvote.com.

Although we refer to our website in this Proxy Statement, the contents of our website are not included or incorporated by reference into this Proxy Statement. All references to our website in this Proxy Statement are intended to be inactive textual references only.
PROXY STATEMENT

2026 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON SEPTEMBER 16, 2026

Houlihan Lokey

Houlihan Lokey, Inc. Proxy Statement

Proxy Summary

Voting Matters and Board Recommendations		Board Vote Recommendation	Page Reference (For More Detail)
Proposal No. 1	Election of Four Class II Directors	FOR each nominee	Page 5
Proposal No. 2	Advisory Vote on Executive Compensation	FOR	Page 39
Proposal No. 3	Ratification of the Appointment of KPMG LLP as the Company's Independent Registered Public Accounting Firm for the fiscal year ending March 31, 2027	FOR	Page 40
Proposal No. 4	Approval of the Second Amended and Restated Houlihan Lokey, Inc. 2016 Incentive Award Plan	FOR	Page 41

How to Vote

If you held shares of Houlihan Lokey, Inc. common stock as of the close of business on the record date (July 23, 2026), you are entitled to vote at the Annual Meeting.

Houlihan Lokey

Board Committees

	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Ekpedeme M. Bassey		Committee Member	
Irwin N. Gold ✧			
R. Scott Mund	Committee Chair		Committee Member
Robert A. Schriesheim		Committee Member	
Cyrus D. Walker			Committee Chair
Paul A. Zuber	Committee Member		Committee Member
Gillian B. Zucker	Committee Member	Committee Chair	

✧ Board Chair · Committee Member (filled icon) · Committee Chair (outline icon)

GENERAL INFORMATION
Houlihan Lokey, Inc. (“Houlihan Lokey” or the “Company”) is making this Proxy Statement available to its stockholders on or about July 24, 2026 in connection with the solicitation of proxies by the board of directors for our 2026 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Wednesday, September 16, 2026, at 8:00 a.m. (Pacific Time), at our headquarters located at 10250 Constellation Blvd., 5th Floor, Los Angeles, CA 90067, and any adjournment or postponement of the Annual Meeting. As a stockholder, you are invited to attend the Annual Meeting and are entitled and encouraged to vote on the proposals described in this Proxy Statement. On or about August 4, 2026, we will mail our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our Proxy Statement and our 2026 Annual Report on Form 10-K (“Form 10-K”).

Houlihan Lokey, Inc. (NYSE:HLI) is a leading global investment bank recognized for delivering independent strategic and financial advice to corporations, financial sponsors, and governments. With uniquely deep industry expertise, broad international reach, and a partnership approach rooted in trust, the firm provides innovative, integrated solutions across mergers and acquisitions, capital solutions, financial restructuring, and financial and valuation advisory. Our unmatched transaction volumes provide differentiated, data-driven perspectives that help our clients achieve their most critical goals. To learn more about Houlihan Lokey, please visit HL.com.

Unless the context otherwise requires, as used in this Proxy Statement, the terms the “Company,” “Houlihan Lokey, Inc.,” “Houlihan Lokey,” “HL,” "our firm,” “we,” “us” and “our” refer to Houlihan Lokey, Inc., a Delaware corporation, and, in each case, unless otherwise stated, all of its subsidiaries. References to the “IPO” mean our initial public offering in August 2015 of 12,075,000 shares of Houlihan Lokey, Inc. Class A common stock. We use the term “HL Holders” to refer to our current and former employees and members of our management who hold our common stock through the Houlihan Lokey Voting Trust (the "HL Voting Trust"). Our fiscal year ends on March 31; references to fiscal 2026, fiscal 2025, and fiscal 2024 are to our fiscal years ended March 31, 2026, 2025, and 2024, respectively; references in this Proxy Statement to years are to calendar years unless otherwise noted.
Below are answers to common questions stockholders may have about the Proxy Materials and the Annual Meeting.
What are the Proxy Materials?
The “Proxy Materials” are this Proxy Statement and our Form 10-K. If you request printed versions of the Proxy Materials, and you are entitled to vote at the Annual Meeting, you will also receive a proxy card.
Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of materials?
Under rules adopted by the Securities and Exchange Commission (the “SEC”), we are furnishing Proxy Materials to many of our stockholders on the internet, rather than mailing printed copies. If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive printed copies of the Proxy Materials unless you request them. Instead, the notice will instruct you how to access and review the Proxy Materials on the internet. If you would like printed copies of the Proxy Materials, please follow the instructions in the notice.
Who may vote at the meeting?
Holders of our Class A common stock and holders of our Class B common stock as of the close of business on July 23, 2026 (the “Record Date”) may vote at the Annual Meeting. Pursuant to the Amended and Restated Voting Trust Agreement, dated as of December 30, 2025, by and among the Company, each HL Holder, and the Trustees named therein, as may be amended from time to time (as so amended, the “HL Voting Trust Agreement”), each HL Holder agreed that the Trustees of the HL Voting Trust have full authority to vote their shares on all matters. Because all outstanding shares of common stock beneficially owned by HL Holders are held in the HL Voting Trust and voted by the Trustees of the HL Voting Trust, individual HL Holders of common stock will not receive proxy cards and are not eligible to cast votes with respect to such shares at the Annual Meeting. For ten days prior to the meeting, a complete list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder, for any purpose relating to the meeting, during ordinary business hours at our principal executive offices located at 10250 Constellation Blvd., 5th Floor, Los Angeles, CA 90067.

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How many votes do I have?
Holders of our Class A common stock are entitled to one vote for each share held as of the Record Date. Holders of our Class B common stock are entitled to ten votes for each share held as of the Record Date. Holders of our Class A common stock and Class B common stock will vote as a single class on all matters at the Annual Meeting. Pursuant to the HL Voting Trust Agreement, each HL Holder has agreed that the Trustees of the HL Voting Trust have full authority to vote their shares on all matters. Because all outstanding shares of common stock beneficially owned by HL Holders are held by the HL Voting Trust and voted by the Trustees of the HL Voting Trust, individual HL Holders of common stock held by the HL Voting Trust will not receive proxy cards and are not eligible to cast votes with respect to such shares at the Annual Meeting.
What items will be voted on at the Annual Meeting and how does the board of directors recommend that I vote?
There are four proposals to be voted on at the Annual Meeting:
1.to elect four Class II directors to our board of directors;
2.to approve, on an advisory basis, the compensation of our named executive officers as disclosed in the accompanying Proxy Statement;
3.to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2027; and
4.to approve the Second Amended and Restated Houlihan Lokey, Inc. 2016 Incentive Award Plan (the “Second A&R Plan”).
Our board of directors recommends a vote FOR each director nominee and FOR proposals 2, 3, and 4. Our amended and restated bylaws require that we receive advance notice of any proposals to be brought before the Annual Meeting by our stockholders. We have not received any such proposals. We do not anticipate any other matters will come before the Annual Meeting. If any other matter properly comes before the Annual Meeting, the proxy holders appointed by our board of directors will have discretion to vote the shares subject to such proxies on those matters.
How many shares may be voted at the Annual Meeting?
Only stockholders of record as of the close of business on the Record Date will be entitled to vote at the Annual Meeting. As of the close of business on the Record Date, there were 54,197,538 shares of Class A common stock and 15,688,962 shares of Class B common stock entitled to vote. Holders of our Class A common stock are entitled to one vote for each share held as of the Record Date, and holders of our Class B common stock are entitled to ten votes for each share held as of the Record Date.
What vote is required for each proposal?
For the election of the directors, each director must be elected by a plurality of the votes cast. This means that the four nominees receiving the largest number of “for” votes will be elected as directors. We do not have cumulative voting.
The approval, on an advisory basis, of the compensation of our named executive officers, the ratification of the Company's independent registered public accounting firm for the fiscal year ending March 31, 2027, and the approval of the Second A&R Plan will be determined by the majority of the votes cast.
We expect the HL Voting Trust to vote in favor of the four nominees for Class II directors. As of the Record Date, the HL Voting Trust holds sufficient shares of our common stock to ensure the election of such nominees at the Annual Meeting.
How are abstentions and broker non-votes counted?
Abstentions (shares present at the meeting in person or by proxy that are voted “abstain”) and broker non-votes (explained below) are counted for the purpose of establishing the presence of a quorum, but are not counted as votes cast and will have no effect on the outcome of any of the four proposals.

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What is the difference between a stockholder of record and a beneficial owner of shares held in street name?
Stockholder of Record. If your shares are registered directly in your name with our transfer agent, Computershare, you are a stockholder of record. Each HL Holder is not a stockholder of record by virtue of shares they beneficially hold through the HL Voting Trust.
Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a brokerage firm, bank, broker-dealer or other similar organization, then you are a beneficial owner of shares held in “street name.” The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct the organization holding your account on how to vote the shares you hold in your account.
What constitutes a quorum?
A majority of the voting power of the shares of stock issued and outstanding on the Record Date must be represented at the Annual Meeting in person, by remote communication, if applicable, or by proxy to constitute a quorum for the transaction of business at the Annual Meeting. Shares represented by proxies that reflect abstentions or “broker non-votes” will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum.
How do stockholders of record vote?
There are four ways for stockholders of record to vote:
•Via the internet: You may vote via the internet until 11:59 p.m. (Eastern Time) on the day before the Annual Meeting by visiting http://www.proxypush.com/HLI and entering the unique control number for your shares located on the Notice of Internet Availability of Proxy Materials.
•By telephone: You may vote by phone until 11:59 p.m. (Eastern Time) on the day before the Annual Meeting by calling (866) 362-0397. You will need the control number from your Notice of Internet Availability of Proxy Materials.
•By mail: If you requested that Proxy Materials be mailed to you, you will receive a proxy card with your Proxy Materials. You may vote by filling out and signing the proxy card and returning it in the envelope provided. The proxy card must be received by 5:00 p.m. (Pacific Time) on the day before the Annual Meeting.
•In person: You may also vote your shares in person by completing a ballot at the Annual Meeting.
How do beneficial owners of shares held in street name vote?
If you hold your shares through a brokerage firm, bank, broker-dealer or other similar organization, please follow their instructions.
Can I change my vote after submitting a proxy?
Stockholders of record may revoke their proxy before the Annual Meeting by delivering to the Company’s General Counsel and Secretary at Houlihan Lokey, Inc., 10250 Constellation Blvd., 5th Floor, Los Angeles, CA 90067 a written notice stating that a proxy is revoked, by signing and delivering a proxy bearing a later date, by voting again via the internet or by telephone or by attending and voting in person at the Annual Meeting.
Beneficial owners of shares held in street name who wish to change their votes should contact the organization that holds their shares.
If I hold shares in street name through a broker, can the broker vote my shares for me?
If you hold your shares in street name and you do not vote, the broker or other organization holding your shares can vote on certain “routine” proposals but cannot vote on other proposals. Proposals 1, 2, and 4 are not considered “routine” proposals. Proposal 3 is a “routine” proposal. If you hold shares in street name and do not vote on Proposal 1, 2, and 4 your shares will be counted as “broker non-votes.”
Who is paying for this proxy solicitation?
The Company is paying the costs of the solicitation of proxies. Members of our board of directors and officers and employees may solicit proxies by mail, telephone, fax, email or in person. We will not pay directors, officers or employees any extra amounts for soliciting proxies. We may, upon request, reimburse brokerage firms, banks or similar entities representing street name holders for their expenses in forwarding Proxy Materials to their customers who are street name holders and obtaining their voting instructions.

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What do I need to do if I want to attend the meeting?
You will need to provide evidence that you are a stockholder as of the Record Date. This can be a copy of your proxy card or a brokerage statement showing your shares. You should also bring photo identification. If you hold your shares in street name and wish to vote in person at the meeting, you will need to contact the organization that holds your shares in order to obtain a legal proxy from that organization.
Where can I find voting results?
We will file a Current Report on Form 8-K with the SEC including the final voting results from the Annual Meeting within four business days of the Annual Meeting.
I share an address with another stockholder. Why did we receive only one set of Proxy Materials?
Some banks, brokers and nominees may be participating in the practice of “householding” Proxy Materials. This means that only one copy of our Proxy Materials may be sent to multiple stockholders in your household. If you hold your shares in street name and want to receive separate copies of the Proxy Materials in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact the bank, broker, or other nominee who holds your shares.
Upon written or oral request, the Company will promptly deliver a separate copy of the Proxy Materials to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Proxy Materials, you can contact Houlihan Lokey Investor Relations at (212) 331-8225, IR@HL.com, or by mail at HLI Investor Relations, c/o ICR, 685 Third Avenue, New York, NY 10017.
Who should I contact if I have additional questions?
You can contact Houlihan Lokey Investor Relations at (212) 331-8225 or IR@HL.com. Stockholders who hold their shares in street name should contact the organization that holds their shares for additional information on how to vote.

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PROPOSAL 1: ELECTION OF DIRECTORS
Our board of directors is composed of eleven members, divided into three classes, as nearly equal in number as possible, with each class serving for three-year staggered terms. See “Corporate Governance — Composition of our Board of Directors.”
At the Annual Meeting, the stockholders will vote to elect as Class II directors of the Company the four nominees named in this Proxy Statement. Each of the Class II directors elected at the Annual Meeting will hold office until the 2029 Annual Meeting of Stockholders and until their successor has been duly elected and qualified. The board of directors has nominated Irwin N. Gold, R. Scott Mund, Cyrus D. Walker, and Gillian B. Zucker for re-election to serve as the Class II directors of the Company.
The persons named as proxies will vote to elect these nominees unless a stockholder indicates that their shares should be withheld with respect to one or more of such nominees.
We expect the Trustees of the HL Voting Trust to vote in favor of the four nominees for Class II directors. Please see “Certain Relationships and Related Person Transactions,” below for a description of the HL Voting Trust Agreement.
In the event that any nominee for director becomes unavailable or declines to serve as a director at the time of the Annual Meeting, the persons named as proxies will vote the proxies in their discretion for any nominee who is designated by the current board of directors to fill the vacancy. All of the nominees are currently serving as directors and we do not expect that any of the nominees will be unavailable or will decline to serve.
In determining that Messrs. Gold, Mund, and Walker, and Ms. Zucker should be nominated for re-election, our board of directors considered their service, business experience, prior directorships, and the qualifications, attributes and skills described in their respective biographies set forth below under “Corporate Governance - Executive Officers and Directors.”
Our Board of Directors recommends that you vote “FOR” each of Messrs. Gold, Mund, and Walker and Ms. Zucker as the Class II Directors in this Proposal 1.

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CORPORATE GOVERNANCE
Executive Officers and Directors
Below is a list of the names and ages, as of July 23, 2026, of our directors and executive officers, and a description of the business experience of each of them.

Name	Age	Position
Scott J. Adelson	65	Chief Executive Officer and Director
Scott L. Beiser	66	Co-Chairman and Director
Irwin N. Gold	69	Co-Chairman, Director, and Chairman of the Board
P. Eric Siegert	61	Co-Chairman and Director
J. Lindsey Alley	59	Chief Financial Officer
Christopher M. Crain	65	General Counsel and Secretary
Robert A. Schriesheim	66	Director
Paul A. Zuber	66	Director
Gillian B. Zucker	57	Director
Ekpedeme M. Bassey	53	Director
Cyrus D. Walker	58	Director
Todd J. Carter	62	Director
R. Scott Mund	62	Director
Scott J. Adelson has served as our Chief Executive Officer since June 2024 and has served on our board of directors since 2000. As our Chief Executive Officer, Mr. Adelson is responsible for strategic planning, client relations, business development, and the overall management of the firm. Mr. Adelson previously served as our Co-President, from 2013 to 2024. Mr. Adelson also previously served as the Global Co‑Head of Corporate Finance. His practice embraced all aspects of corporate finance, including mergers and acquisitions, leveraged buyouts, and the issuance of debt and equity capital. He has served on the board of directors for various public and private companies. Mr. Adelson completed his undergraduate studies at the University of Southern California and earned his M.B.A. from the University of Chicago Booth School of Business. Mr. Adelson was chosen to be on our board of directors because of his long career in the financial services industry, and because he possesses particular knowledge and experience in strategic planning and board practices of other corporations. Mr. Adelson has been with Houlihan Lokey for more than 39 years.
Scott L. Beiser serves as one of our Co-Chairmen and has served on our board of directors since 1991. His responsibilities include working with senior leadership on strategic initiatives, including acquisitions and organizational development, to position the firm for future growth. He previously served as our Chief Executive Officer from 2003 to June 2024. His responsibilities as CEO included overall management of Houlihan Lokey’s global operations in conjunction with the other members of our senior management, identifying and developing new strategic opportunities, and pursuing and managing new and existing client relationships. Mr. Beiser previously led Houlihan Lokey’s Infrastructure Services and Materials practice and has specialized expertise in investment banking services for engineering and construction businesses, including ownership and management transition programs, corporate acquisitions, divestitures, leveraged recapitalizations, and ESOP transactions. Mr. Beiser has served as a director of publicly-traded Palomar Holdings, Inc. since May 2026. Mr. Beiser earned both a B.S. and an M.S. in Finance from the College of Business and Economics at California State University, Northridge. Mr. Beiser was chosen to be on our board of directors because of his leadership in our development and growth, and his particular knowledge and experience in strategic planning and leadership of complex organizations. Mr. Beiser has been with Houlihan Lokey for more than 42 years.

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Irwin N. Gold serves as one of our Co-Chairmen and, since 2013, has served as the Chairman of our board of directors. He has served on our board of directors since 1994. Mr. Gold is one of Houlihan Lokey’s senior executives responsible for strategic planning, client relations and business development. Mr. Gold co‑founded the Company’s industry‑leading Financial Restructuring practice and was the Global Co‑Head of Financial Restructuring from 1988 until 2012. In that role, Mr. Gold led many of the Company’s largest and most complex Financial Restructuring engagements, both in bankruptcy and out‑of‑court situations. From February 2021 to December 2022, Mr. Gold served on the board of directors of Advanced Merger Partners, Inc. Mr. Gold has previously served on the boards of directors of Cole National Group, Inc., Advantica Restaurant Group, Inc. and The Bibb Company. Mr. Gold earned a B.A. in Economics, summa cum laude and Phi Beta Kappa, from Duke University and a J.D. from the University of Virginia Law School. Mr. Gold was chosen to be on our board of directors because of his long career in the financial services industry, and because he possesses particular knowledge and experience in the financial services industry and in leadership of complex organizations. Mr. Gold has been with Houlihan Lokey for more than 38 years.
P. Eric Siegert serves as one of our Co-Chairmen as well as a Senior Managing Director and Global Co-Head of our Financial Restructuring Group. He has served on our board of directors since September 2024. Since joining the firm more than 30 years ago, Mr. Siegert has worked on more than 100 restructuring transactions, including many of the world’s largest and most complex. Mr. Siegert has testified in bankruptcy court as an expert on valuation and financial restructuring matters, and is a frequent speaker on financial restructuring topics. He formerly served on the board of directors of Alabama River Group prior to its sale to Georgia-Pacific Corp. as well as the board of directors of Wise Metals Group and Joy Global Inc. Mr. Siegert holds a B.A. in Economics from the University of California, Berkeley. Mr. Siegert was chosen to be on our board of directors because of his long career and experience in, and deep knowledge of, the financial services industry and years of experience working with complex organizations with international operations. Mr. Siegert has been with Houlihan Lokey for more than 38 years.
J. Lindsey Alley has served as our Chief Financial Officer since December 2012. In his role as Chief Financial Officer, Mr. Alley oversees our accounting, tax, treasury, and financial reporting operations as well as acquisitions, investor relations, and real estate. Mr. Alley joined Houlihan Lokey in 1995 and, prior to being appointed to the Chief Financial Officer role, was an investment banker advising public and private clients, boards of directors, and special committees on sell-side and buy-side mergers and acquisitions. Mr. Alley earned a B.S. in Systems Engineering from the University of Virginia and graduated with highest distinction with an M.B.A. in Finance from the University of Michigan. Mr. Alley has been with Houlihan Lokey for more than 31 years.
Christopher M. Crain has served as our General Counsel since September 2004. In that role, he manages our Legal and Compliance department. Mr. Crain earned a B.A. in Political Science from the University of California at Davis and a J.D., cum laude, from Loyola Law School. Mr. Crain’s experience prior to Houlihan Lokey includes working as an attorney with a global law firm, where he focused on financing transactions, infrastructure projects and environmental law, and as an executive for related nationally-recognized non-profit organizations focused on K-12 education, medical research, and access to capital. Mr. Crain has been with Houlihan Lokey for more than 21 years.

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Robert A. Schriesheim has served on our board of directors since 2015 and, from January 2023 until April 2026, served as the Lead Independent Director. Mr. Schriesheim is chairman of Truax Partners LLC and leads large, complex transformations in partnership with boards, CEOs and institutional investors as an investor and director. From December 2018 until April of 2021, he served as a director of Frontier Communications, where he was a member of the Audit Committee and served as chairman of the Finance Committee, overseeing Frontier’s financial restructuring and reorganization, including its emergence from Chapter 11 in April 2021. Previously, Mr. Schriesheim served as the Executive Vice President and Chief Financial Officer of Sears Holdings Corporation from August 2011 until October 2016. Mr. Schriesheim has served as a director of publicly-traded Alight Solutions since March 2025 and of publicly-traded Skyworks Solutions, Inc. since May 2006, where he also served as interim SVP & Chief Financial Officer from May 2025 until September 2025. From December 2024 until March 2025, he served as a director of publicly-traded Invidior PLC. Mr. Schriesheim also currently serves as an Adjunct Associate Professor of Finance at The University of Chicago Booth School of Business concentrating in the area of corporate governance. Mr. Schriesheim earned an AB in Chemistry from Princeton University and an M.B.A. from the University of Chicago Booth School of Business. Mr. Schriesheim was chosen to be on our board of directors because of his expertise in corporate finance and capital markets, as well as his particular knowledge in public company governance and board practices of other corporations.
Paul A. Zuber has served on our board of directors since 2018. Since July 2023, Mr. Zuber has been an Operating Partner, North American Lead at HG Capital, a global equity firm focused on the software and technology-enabled services sectors. Prior to that, from 2011 to June 2023, Mr. Zuber was an Operating Partner, and a founder and head of the Technology Group, at Thoma Bravo. Prior to that, Mr. Zuber was the founding Chief Executive Officer of Dilithium Networks, a global provider of mobile video infrastructure solutions, until it was acquired by OnMobile. Mr. Zuber was previously the Chief Executive Officer and co-founder of Bluegum Group, an electronics manufacturing services provider serving the Asia Pacific region, which was acquired in 2002 by Solectron. Prior to founding Bluegum Group, Mr. Zuber held senior management positions at Ready Systems, a leader in software development environments for microprocessor-based embedded systems. Mr. Zuber began his career as a management consultant with Bain & Company, where he was a founding member of the team that became the private equity group Bain Capital. Mr. Zuber previously served as a director of publicly-traded MeridianLink and of publicly-traded Dynatrace, as well as a number of private companies, and currently serves as a director of Optro and Caseware International Inc. Mr. Zuber is a Phi Beta Kappa graduate of Stanford University, where he earned B.A. degrees with honors in both International Relations and Economics. Mr. Zuber also holds an M.B.A. from Stanford University Graduate School of Business. Mr. Zuber was chosen to serve on our board of directors because of his extensive experience in successfully creating, growing, and managing global companies.
Gillian B. Zucker has served on our board of directors since 2019 and as the Lead Independent Director since April 30, 2026. Ms. Zucker, a sports entertainment industry veteran with more than 30 years of experience, has been the Chief Executive Officer of Halo Sports & Entertainment since March 2024, responsible for all business operations of the LA Clippers, San Diego Clippers, Intuit Dome, and KIA Forum, and, prior to that, was the President of Business Operations for the LA Clippers. Prior to joining the Clippers, Ms. Zucker served in various roles at the International Speedway Corporation (ISC). She served as President of Auto Club Speedway, the largest race track on the West Coast, from 2005 to 2014, and, prior to that, served as Vice President of Business and Development of Daytona International Speedway. She also served as a member of ISC’s executive management team, with responsibilities that included overseeing the Chicagoland and Kansas Speedways. Before joining ISC in 1998, Ms. Zucker worked in Minor League Baseball, serving as Assistant General Manager of the Durham (NC) Bulls from 1995 to 1998. Ms. Zucker is a Trustee of Hamilton College, from which she earned a B.A. in Creative Writing and Religion. Ms. Zucker also serves on the boards of FireAid, the LA Chamber of Commerce, the Young President’s Organization (Angelino Chapter), and acts as the Clippers’ NBA Alternate Governor. Ms. Zucker was chosen to serve on our board of directors because of her extensive experience in successfully leading and growing complex business organizations while driving strategic innovation and operational transformation.
Ekpedeme “Pamay” M. Bassey has served on our board of directors since 2020. Ms. Bassey advises organizations at the intersection of learning, leadership, and technology on accelerating transformation and scaling impact. Until 2025, Ms. Bassey served as Chief Learning and Culture Officer for the Kraft Heinz Company, where she led the company’s global learning and development strategy and initiatives for 38,000+ employees and championed the power of culture as a competitive advantage. Prior to joining Kraft Heinz in December 2018, Ms. Bassey held senior positions at BlackRock, Accenture, Curious Networks, and The Pamay Group, a learning strategy and implementation company she founded. Ms. Bassey serves on the GSV Ventures Workforce Insights Board and is a Venture Partner for Emerge Venture Partners. She is a life member of the Council on Foreign Relations. Ms. Bassey earned a B.S. in Symbolic Systems from Stanford University, with an Artificial Intelligence concentration, and an M.S. in Computer Science from Northwestern University. Ms. Bassey was chosen to serve on our board of directors because of her extensive experience successfully fostering and promoting human capital development, particularly in large complex public companies.

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Cyrus D. Walker has served on our board of directors since 2020. Mr. Walker is a Managing Director at Consello, a global advisory and investment firm focused on financial services and growth strategy. Prior to joining Consello in January 2025, Mr. Walker was a Principal at Discovery Land Company, a developer and operator of world-renowned real estate properties both domestically and internationally. Since January 2022, Mr. Walker has also served as an Operating Partner at The Vistria Group, a Chicago-based private equity investment firm. With a strong background in the insurance industry, Mr. Walker was the Founder and Chief Executive Officer of The Dibble Group, an insurance brokerage and consulting firm, from 2018 until 2022, and, prior to that, served as Co-Chief Executive Officer of Nemco Group, an insurance brokerage and consulting firm that was acquired by NFP Corp. Mr. Walker has served as a director of publicly-traded APi Group since October 2019, of Flores & Associates since August 2022, of The Mather Group since January 2022, of Kendra Scott since May 2021, and of OneTeam Partners since January 2023. From March 2021 to March 2023, he served as a director of publicly-traded Arbor Rapha Capital Bioholdings Corp. I. Mr. Walker has also been a trustee of Starwood Credit Income Real Estate Trust since 2023. He holds a Bachelor of Arts degree in Political Economy from Colorado College. Mr. Walker was chosen to serve on our board of directors because of his extensive experience running a financial services company and pursuing and managing complex corporate transactions.
Todd J. Carter is a Managing Director and Chairman of Global Technology at Houlihan Lokey and has served on our board of directors since May 2022. Previously, Mr. Carter was Co-CEO and Co-Founder of GCA Advisors, which was acquired by Houlihan Lokey in 2021. Additionally, he served as a board member and a member of executive management at GCA Corporation. Mr. Carter was also Chairman, President, and CEO of both Savvian and Perseus Group, predecessors of GCA Advisors. Before that, he was President of Robertson Stephens, a global investment banking and asset management firm, and served on its board of directors. Prior to his role as President, Mr. Carter held several positions at Robertson Stephens, including Head of Global Corporate and Investment Banking, Head of Global Technology Investment Banking, and Head of Global Mergers & Acquisitions. Earlier in his career, Mr. Carter was employed by McKinsey & Company. From July 2016 until December 2025, Mr. Carter served as a director of publicly-traded Modivcare Inc., a technology-enabled healthcare services company. He has also served on the boards of a number of other private and public companies and non-profit organizations. Mr. Carter graduated with a B.A. from the University of Texas and holds an MBA from Harvard Business School. Mr. Carter was chosen to be on our board of directors because of his decades of experience in investment banking as well as the leadership roles in which he has served in a number of organizations. Mr. Carter has been with Houlihan Lokey (or firms it has acquired) for more than 22 years.

R. Scott Mund has served on our board of directors since October 2025. From May 2002 until his retirement in May 2026, Mr. Mund was a partner with Deloitte LLP, where he served as a trusted advisor to public and privately held multinational companies across a wide range of industries, advising senior management, corporate boards, and external stakeholders on matters involving M&A, cross-border taxation, and innovative business transformation. Mr. Mund served two terms on Deloitte’s US Board of Directors, where his committee service included the Finance/Audit, Global, Strategic Investment, and the Partner Earnings and Benefit (Talent) Committees, partnering with executive leadership to set firm strategy and provide governance oversight across long term planning, financial management, global operations, and investment strategy. In addition, Mr. Mund held a number of leadership roles during his tenure at Deloitte, including Global Chief Strategy Officer - Tax, Global International Tax Leader, and Los Angeles Managing Partner - Tax. Prior to joining Deloitte, Mr. Mund spent 15 years, from January 1987 to May 2002, at Arthur Andersen LLP, where he was promoted to partner. He earned his bachelor’s degree in Psychology from the University of California, Los Angeles and is a certified public accountant. Mr. Mund was selected to serve on our board of directors due to his extensive experience as a leader of a large professional services firm with extensive global operations and for his deep knowledge of financial, planning, and other operational matters.

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Composition of our Board of Directors
Our business affairs are managed under the direction of our board of directors.
Our amended and restated bylaws provide that our board of directors shall consist of such number of directors as shall from time to time be fixed by our board of directors. Currently, our board of directors is composed of eleven members, six of whom are independent directors as defined under the rules of the New York Stock Exchange. Further, our second amended and restated certificate of incorporation and our amended and restated bylaws provide for the division of our board of directors into three classes, as nearly equal in number as possible, with each class serving for three‑year staggered terms. At each annual meeting of stockholders after the initial classification, the successors to the directors whose terms will then expire will be elected to serve from the time of election and qualification until the third annual meeting following their election. Our directors currently are divided among the three classes as follows:
•the Class I directors are Messrs. Beiser, Carter, and Zuber, and their terms will expire at the annual meeting of stockholders to be held in 2028;
•the Class II directors are Messrs. Gold, Mund, and Walker, and Ms. Zucker, and their terms will expire at the Annual Meeting; and
•the Class III directors are Messrs. Adelson, Siegert and Schriesheim, and Ms. Bassey, and their terms will expire at the annual meeting of stockholders to be held in 2027.
Each of our executive officers serves at the discretion of our board of directors and holds office until his or her successor is duly appointed and qualified or until his or her earlier resignation or removal. There are no family relationships among any of our directors or executive officers.
When considering whether directors and nominees have the experience, qualifications, attributes or skills, taken as a whole, to enable our board of directors to satisfy its oversight responsibilities effectively in light of our business and structure, the board of directors focuses primarily on each person’s background and experience as reflected in the information discussed in each of the directors’ individual biographies set forth herein. We believe that our directors provide an appropriate mix of experiences and skills relevant to the size and nature of our business.
Director Nomination and Removal Process
Our board of directors selects candidates for nomination to our board of directors and welcomes recommendations for director candidates from stockholders.

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Our second amended and restated certificate of incorporation provides that, prior to the Final Conversion Date (the date on which (x) the aggregate outstanding shares of common stock owned by (i) the HL Voting Trust and (ii) the beneficiaries of the HL Voting Trust or certain of their transferees, together with (y) the outstanding shares of our common stock (A) received by a holder of our common stock in connection with the grant, vesting and/or payment of an equity compensation award and (B) with respect to which such holder has given the right to vote, pursuant to an irrevocable proxy, to the person or persons as may be designated by us from time to time, collectively represent less than 20% of the then aggregate outstanding shares of common stock, or on a date specified by the holders of at least 66-2/3% of the outstanding shares of Class B common stock), directors may be removed with or without cause by the affirmative vote of the holders of a majority of the voting power of the then aggregate outstanding shares of common stock entitled to vote generally in the election of directors, voting together as a single class. From and after the Final Conversion Date, directors may be removed by stockholders only for cause and only with the affirmative vote of at least 66-2/3% of the voting interest of stockholders entitled to vote. Our second amended and restated certificate of incorporation also provides that any vacancy on our board of directors may be filled by a majority of the directors then in office.
The board of directors will consider a candidate nominated by a stockholder in a manner consistent with its evaluation of potential nominees, so long as the nomination meets the requirements of our amended and restated bylaws, as summarized below. The notice of nomination should include the following information:
•all information related to the nominee required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to and in accordance with Section 14(a) of the Exchange Act;
•the nominee's written consent to be named in our proxy statement and accompanying proxy card as a nominee and serve as a director if elected for a full term until the next meeting at which such nominee would face re-election;
•a description of any material interest in any material contract or agreement between or among the stockholder and the nominee (and his or her associates), as more particularly set forth in our amended and restated bylaws; and
•a completed and signed questionnaire, representation and agreement as set forth in our amended and restated bylaws.
This notice must be updated, if necessary, so that the information is true and correct as of the record date for the meeting. Stockholder nominees should be submitted to the Company’s General Counsel and Secretary at the Company’s principal executive offices located at 10250 Constellation Blvd., 5th Floor, Los Angeles, CA 90067. Stockholder nominations may be made at any time. However, in order for a candidate to be included in the slate of director nominees for approval by stockholders in connection with a meeting of stockholders and for information about the candidate to be included in the Company’s proxy materials for such a meeting, the stockholder must submit the information required by our amended and restated bylaws and other information reasonably requested by the Company within the time frame required by such bylaws. The deadline for any such nominations for our 2027 annual meeting of stockholders is set forth in ‘Procedures for Submitting Stockholder Proposals’.

When the Company or the board of directors is required by contractual obligation to nominate candidates designated by any person or entity, the selection and nomination of these directors is not subject to the above process.

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The Nominating and Corporate Governance Committee is responsible for identifying and evaluating potential candidates and recommending such candidates to the board for nomination at the annual meeting. In evaluating director candidates, the Nominating and Corporate Governance Committee and the board may consider the following criteria, as well as any other factors that they deem to be relevant: (i) the candidate’s executive and directorial experience; (ii) the candidate’s professional and academic experience relevant to the Company’s industry; (iii) the strength of the candidate’s leadership skills; (iv) the candidate’s experience in finance and accounting and/or executive compensation practices; and (v) the candidate’s time availability. Generally, the Nominating and Corporate Governance Committee and the board will consider candidates who have a high level of personal and professional integrity, strong ethics, and the ability to make mature business judgments. The Nominating and Corporate Governance Committee and the board monitor the mix of specific experience, qualifications and skills of its directors in order to assure that the board, as a whole, has the necessary tools to perform its oversight function effectively in light of the Company’s business and structure.
Board Leadership Structure
Scott Adelson is Chief Executive Officer of the Company. Scott Beiser, Irwin Gold, and Eric Siegert serve as Co-Chairmen of the Company. Messrs. Adelson, Beiser, Gold, and Siegert also serve as members of our board of directors, with Mr. Gold also serving as the Chairman of our board of directors.
During fiscal 2026, Mr. Schriesheim served as the Lead Independent Director on our board of directors. Effective as of April 30, 2026, Mr. Schriesheim stepped down as Lead Independent Director, and the independent members of the board appointed Ms. Zucker to serve as Lead Independent Director.
We separate the roles of Chief Executive Officer and Chairman of the board of directors in recognition of the differences between the roles. The Chief Executive Officer is responsible for setting the strategic direction for the Company and the day-to-day leadership and performance of the Company, while the Chairman of the board of directors provides guidance to the Chief Executive Officer, sets the agenda for board meetings and presides over meetings of the full board. The Lead Independent Director presides over executive sessions of the independent directors. This separation of the roles of Chief Executive Officer, Chairman of the board of directors, and Lead Independent Director allows for greater oversight of the Company by the board of directors. Our board of directors has determined that our board leadership structure is the most appropriate at this time, given the specific characteristics and circumstances of the Company, and the skills and experience of Messrs. Adelson and Gold and Ms. Zucker.
Controlled Company
The HL Voting Trust controls a majority of the voting power of our outstanding common stock. As a result, we are a “controlled company” under the rules of the New York Stock Exchange. Under these rules, a company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance standards, including the requirements that (i) a majority of our board of directors consist of independent directors and (ii) our board of directors have compensation and nominating and corporate governance committees composed entirely of independent directors, as independence is defined under the New York Stock Exchange listing standards. Although at the present time, we are complying with all criteria applicable to non-controlled companies, we have historically utilized, and may utilize, certain of these exemptions, and prior to the time we cease to be a “controlled company,” our shareholders will not have the same protections afforded to stockholders of companies that are subject to all of these corporate governance requirements. Holders of Class A common stock do not have the same protections afforded to stockholders of companies that are subject to such requirements. In the event that we cease to be a “controlled company” and our shares continue to be listed on the New York Stock Exchange, we will be required to comply with these provisions within the applicable transition periods.
Director Independence
Prior to each director’s appointment, our board of directors undertook a review of the independence of our directors and determined that Ms. Bassey, Mr. Mund, Mr. Schriesheim, Mr. Walker, Mr. Zuber, and Ms. Zucker are each independent directors as defined under the rules of the New York Stock Exchange. Under the listing requirements of the New York Stock Exchange, our board of directors is required to have at least three independent directors meeting the New York Stock Exchange’s independence standards and we fulfill such requirements.

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Board and Committee Meetings; Annual Meeting Attendance
During fiscal 2026, our board of directors held five meetings, our Audit Committee held seven meetings, our Compensation Committee held five meetings, and our Nominating and Corporate Governance Committee held four meetings. During fiscal 2026, each director attended at least 75% of the total number of meetings of the board of directors and committees on which the director served, with the exception of Mr. Zuber, who attended 69% of the total number of meetings of the board of directors and committees on which he served. Under our corporate governance guidelines, directors are expected to attend the Company’s annual meetings of stockholders, either in person or by telephone. A director who is unable to attend an annual meeting of stockholders (which it is understood will occur on occasion) is expected to notify the chairman of the board of directors. All of our directors attended the 2025 annual meeting of stockholders in person or by telephone.
The Lead Independent Director, or in her absence, a director designated by the Lead Independent Director, presides over executive sessions of the independent directors, which are held on a regularly scheduled basis, not less than once per year.
Communication with the Board of Directors
Any stockholder or other interested parties who would like to communicate with the board of directors, the independent directors as a group or any specific member or members of the board of directors should send such communications to the attention of our General Counsel and Secretary at Houlihan Lokey, Inc., 10250 Constellation Blvd., 5th Floor, Los Angeles, CA 90067. Communications should contain instructions specifying for which member or members of the board of directors the communication is intended. Such communications generally will be forwarded to the intended recipients. However, our General Counsel and Secretary may, in his sole discretion, decline to forward any communications that are inappropriate.
Compensation Committee Interlocks and Insider Participation
During all of fiscal 2026, the members of our Compensation Committee were Ms. Bassey, Mr. Schriesheim, and Ms. Zucker, with Ms. Zucker serving as chairperson. None of the members of our Compensation Committee have ever been an officer or employee of the Company or any of our subsidiaries. No member of our Compensation Committee has a relationship that must be described under the SEC rules relating to disclosure of related person transactions. None of our executive officers currently serve, or have served during the last completed fiscal year, on the compensation committee or board of directors of any other entity that has one or more executive officers serving as a member of our board of directors or Compensation Committee.
Board Committees
We currently have three standing committees, an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. Current copies of each committee’s charter are posted on our website, www.hl.com. The information on any of our websites is deemed not to be incorporated in or be a part of this Proxy Statement or any other document filed with or furnished to the SEC.
Audit Committee
The Audit Committee is responsible for, among other matters:
•appointing, compensating, retaining, evaluating, terminating and overseeing our independent registered public accounting firm;
•discussing with our independent registered public accounting firm their independence from management;
•reviewing with our independent registered public accounting firm the scope and results of their audit;
•approving all audit and permissible non‑audit services to be performed by our independent registered public accounting firm;
•overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the interim and annual financial statements that we file with the SEC;
•reviewing and monitoring our accounting principles, accounting policies, financial and accounting controls and compliance with legal and regulatory requirements; and
•establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters.

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Our Audit Committee currently consists of Messrs. Mund and Zuber and Ms. Zucker, with Mr. Mund serving as chairperson. Effective June 1, 2026, pursuant to a resolution of the board of directors, Mr. Schriesheim ceased to be a member of the Audit Committee, and Mr. Mund was appointed as a member and chairperson of the Audit Committee. Rule 10A‑3 of the Exchange Act and the New York Stock Exchange rules require us to have an audit committee composed entirely of independent directors. Our board of directors has affirmatively determined that Messrs. Mund and Zuber and Ms. Zucker meet the definition of an “independent director” for purposes of serving on an audit committee under Rule 10A‑3 and the New York Stock Exchange rules. In addition, our board of directors has determined that Mr. Mund qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S‑K.
Compensation Committee
The Compensation Committee’s responsibilities include:
•reviewing and approving (either alone or, if directed by the board of directors, in conjunction with a majority of the independent directors on the board) the compensation of our Chief Executive Officer;
•reviewing and setting, or recommending to the board of directors, the compensation of our other executive officers;
•reviewing and approving employment and severance agreements or arrangements for our executive officers;
•reviewing and recommending to our board of directors the compensation of our directors;
•selecting independent compensation consultants and advisors and assessing whether there are any conflicts of interest with any of the committee’s compensation consultants or advisors;
•reviewing and approving, or recommending that our board of directors approve, our incentive compensation and equity plans, and other employee compensation and employee benefits plans, and making grants of cash-based and equity-based awards under such plans; and
•administering and overseeing the Company’s compliance with our policy for recovery of erroneously awarded compensation.
Our Compensation Committee currently consists of Ms. Bassey, Mr. Schriesheim, and Ms. Zucker, with Ms. Zucker serving as chairperson. During fiscal 2026, the Compensation Committee retained WTW to conduct a survey and provide an analysis of compensation paid to executive officers of companies within our peer group and to provide market data with respect to outside director compensation at comparable public companies.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee’s responsibilities include:

•identifying individuals qualified to become members of our board of directors, consistent with criteria approved by our board of directors; and
•developing and recommending to our board of directors a set of corporate governance guidelines and principles, which are posted on our website, www.hl.com.
The Nominating and Corporate Governance Committee, in nominating director candidates, considers candidates who have a high level of personal and professional integrity, strong ethics and values, and the ability to make mature business judgments. The Nominating and Corporate Governance Committee may also consider the following criteria, as well as any other factors that they deem relevant: potential conflicts of interest with the candidate’s other personal and professional pursuits; experience in corporate management; public company board experience; professional and academic experience; leadership skills; experience in finance, accounting or executive compensation; and, whether the candidate has the time available to prepare for, and participate in, board and committee meetings.
Our Nominating and Corporate Governance Committee currently consists of Messrs. Mund, Walker, and Zuber, with Mr. Walker serving as chairperson.

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Risk Oversight
Our board of directors is responsible for overseeing our risk management process. Our board of directors focuses on our general risk management strategy, the most significant risks facing us, and oversees the implementation of risk mitigation strategies by management. Our board of directors is also apprised of particular risk management matters in connection with its general oversight and approval of corporate matters and significant transactions.
Code of Business Conduct and Ethics
We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We have posted a current copy of the code, as well as a copy of our corporate governance guidelines, on our website, www.hl.com. In addition, we intend to post on our website all disclosures that are required by law or the New York Stock Exchange listing standards concerning any amendments to, or waivers from, any provision of our code of business conduct and ethics. The information on any of our websites is deemed not to be incorporated in or be a part of this Proxy Statement or any other document filed with or furnished to the SEC.
Our Sustainability Initiatives
At Houlihan Lokey, our unwavering mission for creating shareholder value is integrally tied to our focus on sustainability, social, and governance issues. Under the board’s direction, we provide sustainability disclosure on our Investor Relations website with respect to approaches, policies, and initiatives that contribute to our sustainability program. Houlihan Lokey’s sustainability risks and opportunities determined to be most relevant to our business, industry, and stakeholders address the following areas, among others: talent recruitment, development and retention; employee engagement and opportunity; sustainability-based client services; professional integrity and business ethics; and cybersecurity and data privacy. In setting and overseeing corporate strategy, the board, along with our senior management, considers the risks and opportunities that impact the long-term sustainability and value creation of the Company’s business model.
Stockholder Engagement
We actively engage with a significant and diverse group of our stockholders on topics important to them and to our Company. Historically, topics discussed have included governance practices, including board composition and oversight, business strategy, and our approach to key human capital issues such as talent recruitment, development and retention, opportunity and engagement, integration of sustainability within our client services, and other sustainability initiatives. In addition, our senior management frequently engages with investors.
Insights from these engagements are discussed by the board periodically throughout the year. During these discussions, feedback and votes from prior annual meetings are considered to ensure that we are addressing issues that represent the interests of a wide array of stockholders. We plan to continue stockholder and stakeholder outreach and strive to understand priorities from all perspectives. We expect that the outreach program, which is overseen by our board, will encompass both traditional and new topics based on our stockholders’ priorities.

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DIRECTOR COMPENSATION
Overview
We maintain a Director Compensation Program which is applicable for our directors who are not, or were not during the applicable period, our employees (each an “outside director”). Directors who were not outside directors did not receive compensation for their services as directors in fiscal 2026.
Each director is reimbursed for their travel expenses incurred in connection with his or her attendance at board of directors or committee meetings.
The following describes the Director Compensation Program as in effect for fiscal year 2026.
Cash Compensation
For fiscal 2026, each outside director received an annual cash retainer for their services equal to $100,000, payable quarterly in arrears, and pro-rated to reflect any partial year served.
Equity Compensation
Pursuant to our Director Compensation Program, for fiscal 2026, each outside director received an annual fully vested award of Class A common stock with a dollar-denominated value of $100,000, pro-rated to reflect any partial year served (the “Annual Director Award”). In addition, the chairperson of the Audit Committee was eligible to receive a fully vested award of Class A common stock with a value of $50,000, and the chairpersons of the Nominating and Corporate Governance Committee and the Compensation Committee were eligible to receive fully vested awards of Class A common stock with a value of $30,000 (the “Committee Chair Award”). In May 2026, Mr. Schriesheim received a fully vested award of Class A common stock with a value of $50,000 for his service as chairperson of the Audit Committee during fiscal 2026, and Ms. Zucker and Mr. Walker each received a fully vested award of Class A common stock with a value of $30,000 for service as chairpersons of the Compensation Committee and Nominating and Corporate Governance Committee, respectively, during fiscal 2026.

The number of shares issued pursuant to any of the foregoing awards is determined based on the average closing price of the Company’s Class A common stock as traded on the New York Stock Exchange for the 10-consecutive trading day period occurring immediately after (and excluding) the date the Company publicly announces its earnings for the immediately preceding fiscal year.

The board of directors also has the discretion to grant an award of the Company’s Class A common stock to an outside director in connection with the commencement of their service on our board of directors with a value equal to, for fiscal 2026, $100,000. The number of shares issued pursuant to any new director award will be determined based on the average closing price of the Company’s Class A common stock as traded on the New York Stock Exchange for the 10-consecutive trading day period occurring immediately preceding (and excluding) the grant date. A new director award will vest in substantially equal installments on each of the first, second and third anniversaries of the applicable grant date, subject to such outside director’s continued service. In addition, a new director award will vest in full upon a termination of service due to the outside director’s death or disability. During fiscal 2026, the board of directors granted Mr. Mund an award with a value equal to $100,000, effective as of the commencement of his service on the board of directors on October 1, 2025.

The board of directors has adopted an Independent Director Stock Ownership Policy, pursuant to which each outside director is expected to acquire and maintain beneficial ownership of a number of shares of the Company’s common stock with a value equal to four times the annual cash compensation paid for service on the board of directors. While there is no specific time period within which an outside director must achieve this level of ownership, it is anticipated that such threshold will be met, assuming the HLI stock price remains relatively stable, on or about the fourth anniversary of the director’s commencement of service on the board of directors. Each director is in compliance with this policy.

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The following table provides additional detail regarding the compensation paid to our outside directors during fiscal 2026:

Fiscal 2026 Outside Director Compensation
Name (1)	Fees Earned or Paid in Cash ($)	Stock Awards ($) (2)	Total ($)
Robert A. Schriesheim	100,000	146,303	246,303
Jacqueline B. Kosecoff (3)	46,467	97,478	143,945
Paul A. Zuber	100,000	97,478	197,478
Gillian B. Zucker	100,000	126,738	226,738
Ekpedeme M. Bassey	100,000	97,478	197,478
Cyrus D. Walker	100,000	126,738	226,738
R. Scott Mund (3)	50,000	96,957	146,957
(1)Messrs. Adelson, Beiser, Carter, Gold, and Siegert (directors during fiscal 2026 who are employees of the Company) are not included in this table. Messrs. Adelson, Beiser, and Siegert, who are named executive officers, did not receive any compensation for their service as a director in fiscal 2026. Mr. Gold, who is an executive officer, but not a named executive officer, also did not receive any compensation for his service as a director in fiscal 2026. For fiscal 2026, for his role as our Co-Chairman, Mr. Gold received a base salary of $500,000, and incentive cash compensation of $1,750,000. Mr. Carter, who, while neither an executive officer nor a named executive officer, is a Managing Director and Chairman of Global Technology of the Company, also did not receive any compensation for his service as a director in fiscal 2026. For fiscal 2026, for his role as Managing Director and Chairman of Global Technology, Mr. Carter received a base salary of $300,000 and incentive cash compensation of $700,000.
(2)Amounts reflect the full grant‑date fair value of common stock awards granted during the fiscal year computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the outside director. We provide information regarding the assumptions used to calculate the value of all stock awards made to directors in Note 2 – Basis of Presentation and Consolidation and Note 14 – Employee Benefit Plans to our audited consolidated financial statements included in our most recent Form 10-K. As of March 31, 2026, our outside directors did not hold any unvested restricted shares or other equity-based awards, except for Mr. Mund, who received a new director award in fiscal 2026; as of March 31, 2026, 483 shares remained unvested.
(3)Fees earned or paid in cash pro-rated to reflect partial year service.

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EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Our named executive officers for the fiscal year ended March 31, 2026 (the “NEOs” or “named executive officers”) are:

•Scott J. Adelson, Chief Executive Officer;
•J. Lindsey Alley, Chief Financial Officer;
•Scott L. Beiser, Co-Chairman;
•Christopher M. Crain, General Counsel and Secretary; and
•P. Eric Siegert, Co-Chairman
Our executive compensation programs and policies remained substantially similar from fiscal 2025 to fiscal 2026. At our 2025 Annual Meeting of Stockholders, approximately 96% of votes cast were voted in favor of our say-on-pay proposal, which we believe affirms our stockholders’ support of our approach to our executive compensation program. As we did last year, we will hold at our 2026 Annual Meeting of Stockholders a non-binding stockholder advisory vote to approve the compensation paid to our named executive officers.

We hold say-on-pay votes annually, consistent with the preference expressed by a majority of our stockholders on the frequency of holding future say-on-pay votes. Our next say-on-pay vote (following the vote at the 2026 Annual Meeting of Stockholders) will be held at our 2027 Annual Meeting of Stockholders. The next advisory vote regarding the frequency of say-on-pay votes is required to occur no later than the Company’s 2030 Annual Meeting of Stockholders.
Business and Strategy
Established in 1972, Houlihan Lokey, Inc. is a leading global independent investment bank with expertise in mergers and acquisitions (“M&A”), capital solutions, financial restructurings, liability management, and financial and valuation advisory services. We serve a diverse set of clients worldwide, including corporations, financial sponsors and government agencies. We provide our financial professionals with an integrated platform that enables them to deliver meaningful and differentiated advice to our clients. We advise our clients on critical strategic and financial decisions, employing a rigorous analytical approach coupled with deep product and industry expertise. We market our services through our product areas, our industry groups, and our Financial Sponsors group, serving our clients in three business segments: Corporate Finance (“CF”), encompassing M&A and capital solutions, Financial Restructuring (“FR”), including restructurings both out-of-court and in formal bankruptcy or insolvency proceedings, and Financial and Valuation Advisory (“FVA”), including financial opinions and a variety of valuation and financial consulting services.

We are committed to a set of principles that serve as the backbone of our success. Independent advice and intellectual rigor, combined with consistent senior-level involvement, are hallmarks of our commitment to client service. Our entrepreneurial culture engenders our flexibility to collaborate across our business practices to provide world-class solutions for our clients. Our broad-based employee ownership serves to align the interests of employees and shareholders and further encourages a collaborative environment where our CF, FR, and FVA professionals work together to solve our clients’ most critical financial issues. We enter into businesses or offer services where we believe we can excel based on our expertise, analytical sophistication, industry focus and competitive dynamics. Finally, we remain independent and specialized, focusing on advisory products and market segments where our expertise is both differentiating and less subject to conflicts of interest arising from non-advisory products and services. We do not engage in any lending, securities sales and trading, or investment research that might conflict with our clients’ interests.

As of March 31, 2026, we had a team of more than 1,900 financial professionals across more than thirty offices globally, serving more than 2,000 clients annually, ranging from closely held companies to Fortune Global 500 corporations.

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Performance Highlights
Company performance played a significant role in the process of determining named executive officer compensation for fiscal year 2026. Below, we capture some highlights of our strong fiscal 2026 performance:

•Achieved record high revenues of $2.62 billion, an increase of 10% from fiscal 2025
•At the beginning of fiscal 2027, increased our quarterly dividend to $0.70 per share
•Hired and acquired a total of 17 new Managing Directors, in addition to making 15 internal promotions to Managing Director
•Continued to execute our growth strategy, including through the successful completion of the strategic acquisitions of the real estate capital advisory business of Mellum Capital and a controlling interest in Audere Partners, both of which closed in the fourth quarter of fiscal 2026.
Fiscal Year 2026 Compensation
Consistent with senior members of our financial staff, annual incentive compensation is the primary component of our NEOs’ compensation each year. The emphasis on incentive compensation for our NEOs reflects the Company’s philosophy that annual compensation for senior officers should be heavily tied to not only their personal performance, but the performance of the Company. Awards under our annual executive officer bonus program typically are paid in a combination of cash and either restricted or unrestricted shares of our Class B common stock. Following a review of full-year business and individual NEO performance, the Compensation Committee determined fiscal 2026 total salary and incentive compensation for each NEO as outlined in the table below.

Named Executive Officer	Salary Paid During FY26 ($)	FY26 Incentive Paid in Cash ($)	FY26 Incentive Paid in Time-Based Shares ($)	FY26 Incentive Paid in Performance-Based Shares ($)	FY26 Total Salary and Incentive Compensation ($)
Scott J. Adelson	500,000	9,900,000	2,100,000	500,000	13,000,000
J. Lindsey Alley	500,000	2,681,250	568,750	500,000	4,250,000
Scott L. Beiser	500,000	2,500,000	—	—	3,000,000
Christopher M. Crain	500,000	2,268,750	481,250	—	3,250,000
P. Eric Siegert	500,000	14,060,058	2,982,436	—	17,542,494
Key Compensation Practices
We believe our executive compensation practices align with the interests of our stockholders and support our long-term performance orientation.

What We Do	What We Don’t Do
Align pay with Company performance	No guaranteed incentive compensation
Encourage significant ownership of Company stock by executives	No excessive perquisites
Prohibit hedging of Company stock	No severance or change-in-control payments
Consider performance on strategic initiatives that can impact the Company’s prospects when making individual compensation decisions
Engage an independent compensation consultant to provide market and other information to the Compensation Committee relevant to NEO compensation

How We Determine Executive Compensation
The Compensation Committee reviews and approves all components of compensation for each executive officer and regularly reviews the performance of the CEO. The CEO reviews the performance of other executive officers and develops recommendations for each component of compensation to discuss with the Compensation Committee. For fiscal 2026, the Company’s management provided information to the Compensation Committee to assist the committee in its deliberations in determining executive officer compensation and reviewing and recommending determinations regarding director compensation.

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Our Compensation Committee considered the following factors in determining the fiscal 2026 compensation of our named executive officers:

•Financial and market performance of the Company, with a focus on overall revenue, earnings per share (EPS), net income, and total shareholder return (TSR), on both an absolute basis and relative to the performance of peer firms
•Strategic performance against key initiatives
•Risk management of the Company in achieving its financial, market-based, and strategic results
•Individual performance
•Internal pay positioning
•Peer group compensation
The Compensation Committee has the authority to retain a compensation consultant and to approve the consultant’s fees and all other terms of its engagement. For fiscal 2026, the Compensation Committee retained WTW to provide a report on director and executive compensation. Pursuant to SEC rules, the Compensation Committee conducted a conflicts of interest assessment and determined that WTW is independent and there is no conflict of interest resulting from WTW’s work for the Compensation Committee. WTW provided data to the Compensation Committee with respect to compensation paid to executive officers of public reporting firms in our industry, including with respect to base salaries and incentive compensation in the forms of cash and equity, and paid currently and deferred on a long-term basis. For fiscal 2026, WTW looked at two sets of firms: a “boutique” peer group comprised of Evercore, Lazard, Moelis & Company, Perella Weinberg Partners, PJT Partners, and Piper Sandler; and a “bulge bracket” peer group comprised of Barclays, Citigroup, Bank of America, Deutsche Bank, Goldman Sachs, JPMorgan Chase, Morgan Stanley, and UBS. This data was not the sole determining factor in executive compensation decisions; rather, as described above, it was one of many factors taken into account by the Compensation Committee as part of its determinations. While the Compensation Committee does not target any specific pay percentile for our executive officers, the data is used as a reference point in assessing the competitiveness of our executive compensation program. Additionally, while the Compensation Committee considered information relating to third parties contained in WTW’s report to understand competitive compensation practices and levels, the Compensation Committee did not benchmark to a specific level when referencing this information.
Overview of Compensation Components
Salary
Salaries provide a fixed component of compensation commensurate with the executive’s skill set, experience, role and responsibilities, and are reviewed periodically by the Compensation Committee. Historically, salaries have represented the smallest portion of our named executive officers’ compensation. For fiscal 2026, the Compensation Committee decided to increase Mr. Siegert’s salary to $500,000 in order to align his salary with that of the other NEOs. The Compensation Committee determined that it was appropriate to maintain the salaries of each of the other NEOs at the same amounts that were paid in fiscal 2025, which enables the Compensation Committee to better align total compensation with performance through changes to annual incentive compensation. The salaries paid to our NEOs for fiscal 2026 are included in the Summary Compensation Table below.

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Annual Incentive Compensation
For fiscal 2026, the Compensation Committee established an executive officer bonus program pursuant to which our executive officers, including our named executive officers, were eligible to earn awards based on our achievement during fiscal 2026 of revenue equal to or exceeding certain thresholds based on the average revenue of the Company in fiscal 2023, 2024 and 2025 ($2.04 billion) (“Three Year Average Revenue”), as follows:

•If the Company earned fiscal 2026 revenue equal to or exceeding 60%, but less than 70% of Three Year Average Revenue, then a bonus pool would be established equal to 2.0% of our revenue earned during fiscal 2026.
•If the Company earned fiscal 2026 revenue equal to or exceeding 70%, but less than 80% of Three Year Average Revenue, then a bonus pool would be established equal to 2.5% of our revenue earned during fiscal 2026.
•If the Company earned fiscal 2026 revenue equal to or exceeding 80%, but less than 90% of Three Year Average Revenue, then a bonus pool would be established equal to 3.0% of our revenue earned during fiscal 2026.
•If the Company earned fiscal 2026 revenue equal to or exceeding 90%, but less than 100% of Three Year Average Revenue, then a bonus pool would be established equal to 3.5% of our revenue earned during fiscal 2026.
•If the Company earned fiscal 2026 revenue equal to or exceeding 100% of Three Year Average Revenue, then a bonus pool would be established equal to 4.0% of our revenue earned during fiscal 2026.
Our actual revenue for fiscal 2026 was $2.62 billion; therefore, the maximum bonus pool established was 4.0% of such amount or $104.7 million. The Compensation Committee was permitted to allocate the bonus pool among the participants, including the named executive officers, in its discretion and was not required to allocate the entire pool.

In determining each named executive officer’s actual aggregate award, the Compensation Committee determined that each executive officer played a significant role in the Company’s strong financial performance during fiscal 2026. In particular, the Compensation Committee noted that the executive team led the Company to the highest annual revenue in the Company’s history and successfully completed the acquisition of the real estate capital advisory business of Mellum Capital and of a controlling interest in Audere Partners. In addition to overseeing those acquisitions and the successful integration of Waller Helms and Prytania Solutions, Mr. Adelson was instrumental in scaling our corporate infrastructure (e.g., Finance and Accounting, Information Technology, Legal and Compliance, Marketing, Data Strategy, and Human Capital) to provide effective support for the significant expansion of our financial staff as a result of acquisitions and organic growth during fiscal 2026. Mr. Alley continued to successfully oversee the upgrade of the tax and financial reporting systems of the Company as well as improving our investment return on cash through the development of a treasury function within his department. Mr. Beiser spearheaded special projects including identifying and implementing tax strategies for the firm and providing oversight of our Project Solo initiative to improve organizational structure efficiency. Mr. Crain led the firm’s efforts to comply with increasingly complex legal and regulatory regimes in the jurisdictions in which the Company operates. In addition to his role as Co-Head of Financial Restructuring, Mr. Siegert brought to bear his decades of experience advising companies in various industries and sectors. The Compensation Committee then applied its judgment in determining the incentive awards paid to each NEO under the fiscal 2026 executive officer bonus program. The Compensation Committee approved the payment of the aggregate awards in cash and both time-vesting and performance-vesting restricted shares of our Class B common stock, as follows:

Named Executive Officer	Aggregate FY2026 Bonus Program Award ($)	Cash Portion of FY2026 Bonus Program Award ($)	Time-Based Equity Portion of FY2026 Bonus Program Award ($)	Performance-Based Equity Portion of FY2026 Bonus Program Award ($)
Scott J. Adelson	12,500,000	9,900,000	2,100,000	500,000
J. Lindsey Alley	3,750,000	2,681,250	568,750	500,000
Scott L. Beiser	2,500,000	2,500,000	—	—
Christopher M. Crain	2,750,000	2,268,750	481,250	—
P. Eric Siegert	17,042,494	14,060,058	2,982,436	—

The time-vesting restricted shares of our Class B common stock awarded under our fiscal 2026 executive officer bonus program were granted in May 2026 and will vest in four equal installments on May 15 of each of 2027, 2028, 2029, and 2030, subject to continued employment.

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The performance-vesting restricted shares of our Class B common stock (“PSAs”) awarded under our fiscal 2026 executive officer bonus program vest in four equal installments on May 15 of each of 2027, 2028, 2029, and 2030, contingent upon:

•the applicable named executive officer being employed in good standing on such vesting date; and
•the Company’s attainment of a 7% annual compound growth in total revenue above the fiscal year 2026 base year revenue, as reported in its Consolidated Statements of Income in the Annual Report on Form 10-K for the applicable fiscal year.
The number of shares subject to each award was determined by dividing the applicable equity award amount by the average closing price of the Company’s Class A common stock as traded on the New York Stock Exchange for the 10-consecutive trading day period occurring immediately after (and excluding) the date the Company publicly announced its earnings for fiscal 2026, which occurred on May 6, 2026.
Restricted Stock Awards and PSAs Granted in Fiscal Year 2026 for 2025 Performance
The total number of shares of time-vesting restricted Class B common stock that was awarded to each named executive officer in fiscal 2026, as well as the corresponding grant-date value, is set forth in the following table. These awards were granted during fiscal 2026 under our fiscal 2025 executive officer bonus program. As such, in accordance with SEC rules, the value of these awards for Messrs. Adelson, Alley, Beiser, Crain, and Siegert (who were named executive officers for fiscal 2025) is disclosed under the heading “Non-Equity Incentive Compensation” (and the related footnote) for fiscal 2025 in the Summary Compensation Table.

Named Executive Officer	Time-Based Restricted Stock Awards Granted in Fiscal 2026 (#)	Grant-Date Fair Value of Time-Based Restricted Stock Awards Granted in Fiscal 2026 ($)	PSAs Granted in Fiscal 2026 (#)	Grant-Date Fair Value of PSAs Granted in Fiscal 2026 ($)
Scott J. Adelson	9,864	1,707,853	2,818	487,909
J. Lindsey Alley	2,962	512,841	2,818	487,909
Scott L. Beiser	2,959	512,321	2,818	487,909
Christopher M. Crain	1,623	281,006	2,818	487,909
P. Eric Siegert	21,661	3,750,386	2,818	552,807

The time-vesting restricted shares of our Class B common stock awarded under our fiscal 2025 executive officer bonus program vest in four equal installments on May 15 of each of 2026, 2027, 2028 and 2029, subject to continued employment. The PSAs vest in four equal installments on May 15 of each of 2026, 2027, 2028 and 2029, contingent upon:

•the applicable named executive officer being employed in good standing on such vesting date; and
•the Company’s attainment of a 7% annual compound growth in total revenue above the fiscal year 2025 base year revenue, as reported in its Consolidated Statements of Income in the Annual Report on Form 10-K for the applicable fiscal year.
The number of shares subject to each award was determined by dividing the applicable value by the average closing price of the Company’s Class A common stock as traded on the New York Stock Exchange for the 10-consecutive trading day period occurring immediately after (and excluding) the date the Company publicly announced its earnings for fiscal 2025, which occurred on May 7, 2025. Because these awards were granted in fiscal 2026, they appear in the Grants of Plan-Based Awards in Fiscal 2026 Table below.
Other Compensation Program Features
We provide customary employee benefits to our full and eligible part-time employees in the United States, including our named executive officers. These include medical and dental benefits, short-term and long-term disability insurance, accidental death and dismemberment insurance; and life insurance.

We also maintain a 401(k) retirement savings plan for our employees in the United States, including our named executive officers. Eligible employees may defer a portion of their compensation, within prescribed tax code limits, on a pretax basis through contributions to the 401(k) plan. We did not make any matching contributions under our 401(k) plan to our named executive officers’ 401(k) accounts during fiscal 2026.

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We also may provide limited perquisites to our named executive officers to facilitate performance and to ensure a competitive total compensation package. Perquisites may include stipends for travel expenses (and related tax equalization payments).

In May 2022, we adopted an Executive Officer Transition Program (the “Transition Program”) to establish the framework under which the Company’s executive officers, including each of its named executive officers, may resign from their position as an executive officer and transition to a more limited role within the Company. Pursuant to the terms of the Transition Program, subject to specified conditions, the Company and the executive officer will enter into a new employment agreement (the “Transition Employment Agreement”) covering this limited role. The terms of the Transition Employment Agreement generally will provide an employment term of not less than four years to be effective on the executive officer’s resignation from his or her executive officer position (the “Transition Date”), and is expected to provide the following payments and benefits:
i. an annual salary of $250,000 per year ($200,000 per year for an executive officer departing from the position of Chief Financial Officer or General Counsel);
ii. continued vesting of the executive officer’s unvested Company equity awards outstanding at the time of the Transition Date; and
iii. participation in the Company’s employee benefit plans on the same terms as the Company’s managing directors in the jurisdiction in which the executive officer is employed.
Pursuant to the terms of the Transition Employment Agreement, the executive officer will be subject to a non-compete covenant during the employment term. If, subsequent to the transition, the executive officer’s employment is terminated due to such executive officer’s death or disability or by the Company without cause, (A) outstanding Company equity awards will vest in full; and (B) if applicable, the Company will pay the executive officer’s COBRA premiums for the lesser of 18 months and the remainder of the four-year term measured from the Transition Date. The executive officer’s right to receive the foregoing benefits and payments will be contingent upon the executive officer’s execution and non-revocation of a general release of claims in favor of the Company.
Policies
Effective as of October 2, 2023, we adopted the Policy for Recovery of Erroneously Awarded Compensation, which is intended to comply with the NYSE listing standards adopted pursuant to Rule 10D-1 under the Exchange Act. Under this policy, if the Company is required to prepare an accounting restatement due to any material noncompliance with financial reporting requirements under applicable securities laws, we will be required to recover from current and former executive officers any incentive-based compensation that was erroneously paid or provided to the executive officers during the three years preceding the date that the Company is required to prepare such restatement, unless the Compensation Committee determines that recovery would be impracticable. If recovery is triggered, we are required to recover the excess of the amount of incentive-based compensation actually received by the executive officer over the amount of incentive-based compensation that he or she would have received had payment been determined based on the restated financial measure.

We have adopted an insider trading policy which governs the purchase, sale and/or other disposition of our securities by directors, officers and employees that is reasonably designed to promote compliance with insider trading laws, rules and regulations and NYSE listing standards. Our insider trading policy prohibits the Company’s directors and executive officers from hedging their ownership of Company stock, including trading in publicly traded options, puts, calls, or other derivative instruments related to Company securities, without the prior written approval of the General Counsel and the Company’s Audit Committee. Our insider trading policy also prohibits the Company’s directors, executive officers, employees and other covered personnel from purchasing Company securities on margin and pledging Company securities as collateral for a loan, subject to limited exceptions. A copy of this policy has been filed as Exhibit 19.1 to our Annual Report on Form 10-K for the fiscal year ended March 31, 2026.

The Company does not grant (and does not currently have any outstanding) stock options, stock appreciation rights or any similar awards with "option-like" features and therefore has not adopted a policy regarding the timing of any such awards in connection with the disclosure of material non-public information of the Company. However, as a general matter, the Company does not grant equity awards in anticipation of the release of material non-public information and we do not time the release of material non-public information for the purpose of affecting the value of executive compensation.

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Deductibility of Executive Compensation
Section 162(m) of the Internal Revenue Code (“Section 162(m)”) generally disallows a tax deduction for annual compensation paid to a chief executive officer or “covered employee” in excess of $1 million. Our Compensation Committee may determine in any year that it would be in our best interest for compensation to be paid that would not satisfy the deductibility requirements under Section 162(m).

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COMPENSATION COMMITTEE REPORT
We have reviewed and discussed the Compensation Discussion and Analysis with management. Based on our review and discussion with management, we recommended to the board of directors that the Compensation Discussion and Analysis be included in this Proxy Statement issued in connection with our Annual Meeting and in our Form 10-K.
Compensation Committee
Gillian B. Zucker (Committee Chairperson)
Ekpedeme M. Bassey
Robert A. Schriesheim

EXECUTIVE COMPENSATION TABLES
Summary Compensation Table
The following table sets forth information concerning the compensation of our named executive officers for our fiscal years ended March 31, 2024, March 31, 2025 and March 31, 2026.

Name and Principal Position	Year	Salary ($)	Non-Equity Incentive Plan Compensation ($) (1)	All Other Compensation ($)	Total ($)
Scott J. Adelson	2026	500,000	12,500,000	—	13,000,000
Chief Executive Officer	2025	500,000	10,500,000	329,033 (2)	11,329,033
	2024	500,000	4,500,000	—	5,000,000
J. Lindsey Alley	2026	500,000	3,750,000	—	4,250,000
Chief Financial Officer	2025	500,000	3,250,000	—	3,750,000
	2024	400,000	2,600,000	—	3,000,000
Scott L. Beiser	2026	500,000	2,500,000	—	3,000,000
Co-Chairman (former Chief Executive Officer)	2025	500,000	3,500,000	—	4,000,000
	2024	500,000	6,500,000	—	7,000,000
Christopher M. Crain (3)	2026	500,000	2,750,000	—	3,250,000
General Counsel and Secretary	2025	500,000	2,250,000	—	2,750,000
P. Eric Siegert (3)	2026	500,000	17,042,494	—	17,542,494
Co-Chairman	2025	450,000	14,350,000	—	14,800,000
(1)Amounts in this column for fiscal 2026 constitute the amount of the annual incentive compensation determined by the Compensation Committee for each named executive officer pursuant to our fiscal 2026 executive officer bonus program, and includes (i) the value of cash bonuses awarded with respect to the fiscal 2026 bonus program (a portion of which was paid on May 15, 2026 and a portion of which is scheduled to be paid on November 30, 2026), (ii) the dollar-denominated value of time-vesting restricted stock awards granted on May 21, 2026 and (iii) the dollar-denominated value of PSAs granted on May 21, 2026. The total value of the cash bonus awards to Messrs. Adelson, Alley, Beiser, Crain, and Siegert with respect to the fiscal 2026 bonus program was $9,900,000, $2,681,250, $2,500,000, $2,268,750, and $14,060,058, respectively. Of these amounts, a portion ($2,748,000, $735,500, $563,000, $620,500, and $3,907,774, to Messrs. Adelson, Alley, Beiser, Crain, and Siegert, respectively) is expected to be paid on November 30, 2026, subject to the applicable named executive officer being employed in good standing on such date. The number of shares of restricted stock under the time-based awards issued to Messrs. Adelson, Alley, Crain, and Siegert on May 21, 2026 with respect to the fiscal 2026 bonus program was 13,952, 3,778, 3,197, and 19,815 shares, respectively, which had dollar-denominated values of approximately $2,100,000, $568,750, $481,250, and $2,982,436, respectively, and grant date fair values of approximately $2,114,426, $572,556, $484,505, and $3,002,963, respectively. Mr. Beiser did not receive a time-vesting restricted stock award for fiscal 2026. These time-based awards under our fiscal 2026 bonus program were paid in shares of common stock subject to vesting over four years in equal installments in May of each of 2027-2030. The number of shares issued pursuant to PSAs to each of Messrs. Adelson and Alley on May 21, 2026 with respect to the fiscal 2026 bonus program was 3,322 shares, which have a dollar-denominated value of approximately $500,000, and a grant date fair value of approximately $503,449. Each of our other NEOs did not receive a PSA for fiscal 2026. The PSAs awarded under our fiscal 2026 executive officer bonus program will vest over four years in equal installments contingent upon the applicable named executive officer being employed in good standing on such vesting date and the Company attaining an annual compound growth goal in total revenue for the applicable fiscal year (2027-2030) compared to the base of fiscal year 2026 revenue as reported on the Form 10-K. The number of shares was determined by dividing the applicable value by the average closing price of the Company’s Class A common stock as traded on the New York Stock Exchange for the 10-consecutive trading day period occurring immediately after (and excluding) the date the Company publicly announced its earnings for fiscal 2026, which occurred on May 6, 2026.
(2)Amount represents a travel stipend for Mr. Adelson of $154,058, and related tax gross-up equal to $174,975.
(3)Messrs. Siegert and Crain were not named executive officers in fiscal 2024.

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Grants of Plan-Based Awards in Fiscal 2026 Table
The following table sets forth information regarding maximum and actual grants of plan-based awards made to our named executive officers during fiscal 2026:

Name	Grant Date	Estimated Possible Payouts under Non-Equity Incentive Plan Awards (1)			Estimated Possible Payouts under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock (#) (2)	Grant Date Fair Value of Stock Awards ($) (4)
		Threshold (#)	Target (#)	Maximum (#)	Threshold (#)	Target (#) (3)	Maximum (#)
Scott J. Adelson	May 22, 2025	—	—	—	—	—	—	9,864	1,707,853
	May 22, 2025	—	—	—	—	2,818	—	—	487,909
J. Lindsey Alley	May 22, 2025	—	—	—	—	—	—	2,962	512,841
	May 22, 2025	—	—	—	—	2,818	—	—	487,909
Scott L. Beiser	May 22, 2025	—	—	—	—	—	—	2,959	512,321
	May 22, 2025	—	—	—	—	2,818	—	—	487,909
Christopher M. Crain	May 22, 2025	—	—	—	—	—	—	1,623	281,006
	May 22, 2025	—	—	—	—	2,818	—	—	487,909
P. Eric Siegert	May 22, 2025	—	—	—	—	—	—	21,661	3,750,386
	July 18, 2025					2,818			552,807
(1)For fiscal 2026, the Compensation Committee established an executive officer bonus program pursuant to which our executive officers were eligible to earn awards based on our achievement during fiscal 2026 of revenue equal to or exceeding certain percentages of the average revenue of the Company in fiscal 2023, 2024, and 2025 ($2.04 billion). If the Company achieved 100% of this average revenue, then the maximum bonus pool would be established equal to 4.0% of our revenue earned during fiscal 2026. Our actual revenue for fiscal 2026 was $2.62 billion; therefore, the maximum bonus pool established was $104,700,640. There was no individual threshold, target, or maximum for any individual executive officer under our 2026 executive officer bonus program. The amount of the performance-based bonuses actually made to each NEO for fiscal 2026 are presented under the heading “Non-Equity Incentive Compensation” for fiscal 2026 in the Summary Compensation Table above, and the amount of cash and stock comprising each such award are presented in footnote 1 of such Table.
(2)Stock awards presented were granted in fiscal 2026 with respect to fiscal 2025 performance pursuant to our fiscal 2025 executive officer bonus program. As such, in accordance with SEC rules, the value of these awards for Messrs. Adelson, Alley, Beiser, Crain, and Siegert (who were named executive officers for fiscal 2025) is disclosed under the heading “Non-Equity Incentive Compensation” (and the related footnote) for fiscal 2025 in the Summary Compensation Table. The PSAs are subject to vesting over four years in equal installments on May 15 of each of 2026 - 2029, contingent upon: (a) applicable named executive officer being employed in good standing on such vesting date; and (b) the Company attaining a 7% annual compound growth in total revenue above the fiscal year 2025 base year revenue, as reported in its Consolidated Statements of Income in the Annual Report on Form 10-K for the applicable fiscal year. The time-based restricted stock awards are subject to vesting over four years in equal installments in May of each of 2026-2029.
(3)Because one-quarter of the PSAs is earned or not earned based on the revenue result for the applicable fiscal year and there is no ability to earn more or less, there are no thresholds or maximums for the PSAs.
(4)The amounts reported represent the aggregate grant date fair value of the restricted stock awards and PSAs awarded to our named executive officers in fiscal 2026, calculated in accordance with ASC Topic 718. The ASC Topic 718 grant date fair value of the restricted stock awards and PSAs was determined based on the closing price of our common stock on the grant date and with respect to both the restricted stock awards and PSAs assuming the applicable condition with respect to such vesting date is satisfied. The grant date fair value for the PSAs is therefore based on the maximum performance level. The amounts reported in this column reflect the accounting cost for the restricted stock awards and PSAs and do not necessarily correspond to the actual economic value that may be received by our named executive officers upon settlement of such restricted stock awards and PSAs. We provide information regarding the assumptions used to calculate the value of all stock awards made to executive officers in Note 2 – Basis of Presentation and Consolidation and Note 14 – Employee Benefit Plans to our audited consolidated financial statements included in our most recent Form 10-K

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Outstanding Equity Awards at Fiscal Year‑End
The following table summarizes the number of shares of our Class B common stock underlying outstanding equity incentive plan awards for each named executive officer as of March 31, 2026.

Name	Grant Date	Stock Awards
		Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (1)
Scott J. Adelson	May 27, 2022	12,627 (2)	1,813,490	—	—
	May 24, 2023	6,797 (3)	976,185	—	—
	May 23, 2024	5,026 (4)	721,834	—	—
	May 23, 2024	925 (5)	132,849	1,848 (6)	265,410
	May 22, 2025	9,864 (7)	1,416,668	—	—
	May 22, 2025	704 (5)	101,108	2,114 (8)	303,613
J. Lindsey Alley	May 27, 2022	2,000 (2)	287,240	—	—
	May 24, 2023	2,325 (3)	333,917	—	—
	May 23, 2024	2,360 (4)	338,943	—	—
	May 23, 2024	462 (5)	66,352	924 (6)	132,705
	May 22, 2025	2,962 (7)	425,402	—	—
	May 22, 2025	704 (5)	101,108	2,114 (8)	303,613
Scott L. Beiser	May 27, 2022	5,252 (2)	754,292	—	—
	May 24, 2023	6,403 (3)	919,599	—	—
	May 23, 2024	5,824 (4)	836,443	—	—
	May 23, 2024	925 (5)	132,849	1,848 (6)	265,410
	May 22, 2025	2,959 (7)	424,972	—	—
	May 22, 2025	704 (5)	101,108	2,114 (8)	303,613
Christopher M. Crain	May 27, 2022	1,357 (2)	194,892	—	—
	May 24, 2023	1,452 (3)	208,536	—	—
	May 23, 2024	1,431 (4)	205,520	—	—
	May 23, 2024	462 (5)	66,352	924 (6)	132,705
	May 22, 2025	1,623 (7)	233,095	—	—
	May 22, 2025	704 (5)	101,108	2,114 (8)	303,613
P. Eric Siegert	May 27, 2022	5,362 (2)	770,090	—	—
	May 24, 2023	7,679 (3)	1,102,858	—	—
	May 23, 2024	25,375 (4)	3,644,358	—	—
	May 22, 2025	21,661 (7)	3,110,953	—	—
	July 18, 2025	704 (5)	101,108	2,114 (8)	303,613
(1)The market value of shares of stock that were not vested as of March 31, 2026 is calculated based on the closing price per share of our Class A common stock as of March 31, 2026 ($143.62).
(2)The remaining unvested shares outstanding under this restricted stock award as of March 31, 2026 vested on May 15, 2026.
(3)One-half of the shares outstanding under this restricted stock award as of March 31, 2026 vested on May 15, 2026 and one-half are scheduled to vest on May 15, 2027.

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(4)One-third of the shares outstanding under this restricted stock award as of March 31, 2026 vested on May 15, 2026, one-third are scheduled to vest on May 15, 2027, and one-third are scheduled to vest on May 15, 2028.
(5)Represents earned shares outstanding under the PSA as of March 31, 2026, which vested on May 15, 2026.
(6)Assuming the performance conditions corresponding to each respective vesting date are satisfied, one-half of the shares outstanding under this PSA are expected to vest on May 15, 2027 and one-half are expected to vest on May 15, 2028.
(7)One-quarter of the shares outstanding under this restricted stock award as of March 31, 2026 vested on May 15, 2026, one-quarter are scheduled to vest on May 15, 2027, one-quarter are scheduled to vest on May 15, 2028, and one-quarter are scheduled to vest on May 15, 2029.
(8)Assuming the performance conditions corresponding to each respective vesting date are satisfied, one-third of the shares outstanding under this PSA are expected to vest on May 15, 2027, one-third are expected to vest on May 15, 2028, and one-third are expected to vest on May 15, 2029.
Fiscal 2026 Option Exercises and Stock Vested
The following table summarizes the vesting of time-based and performance-based stock awards held by our named executive officers during fiscal 2026. None of the named executive officers held any options during fiscal 2026:

Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Scott J. Adelson	28,317	5,099,608
J. Lindsey Alley	5,118	921,701
Scott L. Beiser	15,889	2,861,450
Christopher M. Crain	3,478	626,353
P. Eric Siegert	34,109	6,142,690
Summary of Potential Payments Upon Termination or Change in Control
As described above under “Overview of Compensation Components—Other Compensation Program Features,” in May 2022 our board of directors adopted the Transition Program to establish the framework under which the Company’s executive officers, including each of its named executive officers, may resign from their position as an executive officer and transition to a more limited role within the Company. We otherwise do not provide for any payments upon termination or change in control.

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2026 CEO PAY RATIO
In accordance with applicable SEC rules, we are providing the ratio of the total annual compensation of Mr. Adelson, who served as our CEO for all of fiscal 2026, to that of our median compensated employee for fiscal 2026. As set forth in the Summary Compensation Table, Mr. Adelson’s annual compensation for fiscal 2026 was $13,000,000. The total annual compensation of the employee identified as our median compensated employee (excluding our CEO) for fiscal 2026 was $225,000. The ratio of Mr. Adelson’s total compensation for fiscal 2026 to the total compensation of our median compensated employee was approximately 58 to 1.

To identify our median compensated employee for purposes of this pay ratio disclosure, we first determined who constituted our full-time, part-time, and temporary employees other than Mr. Adelson as of December 31, 2025. We ranked the annual compensation of this employee population based on compensation reportable on IRS Form W-2 in the United States and comparable tax reporting documents in other countries. After identifying the median compensated employee from this ranking who was employed with the Company as of March 31, 2026, we calculated annual total compensation for such employee during fiscal 2026 using the same methodology we use for our CEO as set forth in the Summary Compensation Table above.

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on his or her annual total compensation allow companies to use a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio we report above, as other companies may have different employment and compensation practices and may use different methodologies, exclusions, estimates and assumptions to calculate their own pay ratios.

The information disclosed in this section was developed and is provided solely to comply with specific legal requirements. We do not use this information in managing our Company and the Compensation Committee does not consider this in any of its deliberations.

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PAY VERSUS PERFORMANCE
Provided below is the Company’s “Pay Versus Performance” disclosure, which includes the relationship between “compensation actually paid” (“CAP”) to the individuals who served as our Principal Executive Officer (“PEO”) and non-PEO named executive officers during fiscal years 2022 through 2026, as calculated in accordance with Item 402(v) of Regulation S-K and various measures of the Company’s financial performance. On June 10, 2024, Scott J. Adelson succeeded Scott L. Beiser as our PEO.

Fiscal 2026 Pay Versus Performance Table
Fiscal Year	SCT Total for Scott J. Adelson ($)(1)(3)	CAP to Scott J. Adelson ($)(1)(6)	SCT Total for Scott L. Beiser ($)(2)(3)	CAP to Scott L. Beiser ($)(2)(6)	Average SCT Total for Non-PEO Named Executive Officers ($)(3)(4)	Average CAP to Non-PEO Named Executive Officers(4)	Value of Initial Fixed $100 Investment Based on		Net Income ($) (in millions)	Revenue ($) (in millions)
							Total Shareholder Return ($)	Peer Group Total Shareholder Return ($)(5)
2026	13,000,000	12,665,293	—	—	7,010,624	6,644,524	237	159	424	2,618
2025	11,329,033	13,346,713	4,000,000	5,254,273	6,127,408	7,167,023	263	158	400	2,389
2024	—	—	7,000,000	8,686,625	3,869,667	5,300,808	205	131	280	1,914
2023	—	—	7,000,000	7,003,642	4,587,500	4,594,878	137	98	254	1,809
2022	—	—	10,650,000	11,538,558	10,162,500	10,946,169	135	115	438	2,270
(1)Scott J. Adelson became the Chief Executive Officer of the Company on June 10, 2024, was the PEO of the Company from June 10, 2024 through the remainder of fiscal 2025, and has remained the PEO for all of fiscal 2026.
(2)Scott L. Beiser served as the Company’s Chief Executive Officer from 2003 to 2024, including all of fiscal 2024, and was the PEO of the Company during fiscal years 2022 through 2024. Mr. Beiser continued in his role of CEO - and thus as PEO - through June 10, 2024, and thereafter has remained an executive officer of the Company as Co-Chairman. Accordingly, his fiscal 2026 compensation as Co-Chairman is included in the Non-PEO named executive officer averages for that year.
(3)Amounts reported in this column represent (i) the total compensation reported in the SCT for the applicable year in the case of the PEO and (ii) the average of the total compensation reported in the SCT for the applicable year for our other non-PEO named executive officers that year.
(4)The non-PEO named executive officers during fiscal years 2022 through 2024 were Messrs. Alley, Gold, and Adelson and David Preiser. The non-PEO named executive officers during fiscal 2025 were Messrs. Alley, Gold, Siegert, and Crain. The non-PEO named executive officers during fiscal 2026 were Messrs. Alley, Beiser, Crain, and Siegert.
(5)For the relevant fiscal year, represents the cumulative TSR of the S&P 500 Financials Index (the “Peer Group TSR”) as compared to April 1, 2021.
(6)Compensation actually paid to our named executive officers represents the "Total" compensation reported in the SCT for the applicable fiscal year, adjusted as set forth in the following table. As described above, awards under our annual executive officer bonus program are paid, in part, in the form of time-vesting and performance-vesting restricted stock that is granted in the fiscal year following the applicable performance year. The time-vesting restricted shares vest over a four-year period following the grant date and the performance-vesting restricted shares are subject to vesting over four years in equal installments contingent upon the applicable named executive officer being employed in good standing on such vesting date and the Company attaining an annual compound growth goal in total revenue for the applicable fiscal year compared to the base of the fiscal year revenue as reported on the Form 10-K for the fiscal year immediately preceding the grant date. In accordance with SEC guidance, we disclose the dollar-denominated value of these awards in the "Non-Equity Incentive Compensation" column of the SCT with respect to the applicable performance year (rather than as "Stock Awards" for the year of grant); as such, we believe the awards are not required to be included in the adjustments to calculating compensation actually paid. However, in an effort to comply with the spirit of the SEC pay versus performance rules relating to the adjustments for outstanding equity awards, we have treated the restricted stock awards as equity awards and captured them as part of the adjustments below.

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Fiscal Year	Summary Compensation Table Total ($)	Less: Stock Awards Granted for Fiscal Year ($)	Add: Unvested Equity Awards Granted for Fiscal Year ($)	Increase/(Decrease) in Value of Unvested Equity Awards Granted in Prior Fiscal Years ($)	Increase/(Decrease) in Value of Equity Awards Vested During Fiscal Year ($)	Compensation Actually Paid ($)(a)(b)(c)
Scott J. Adelson
2026	13,000,000	(2,600,000)	2,600,000	(861,120)	526,413	12,665,293

Non-PEO Named Executive Officers (Average)
2026	7,010,624	(1,133,109)	1,133,109	(638,416)	272,316	6,644,524
(a)Our NEOs did not participate in any Company pension plans during the covered fiscal year; therefore, there are no compensation adjustments for pension values or pension service costs.
(b)Our NEOs did not receive any dividends or dividend equivalents from the Company during the covered fiscal year that were not already reflected in the fair value of the corresponding dividend yielding awards received; therefore, there are no such related compensation adjustments.
(c)Our NEOs did not have any award forfeitures or accelerations during the covered fiscal year; therefore, there are no such related compensation adjustments.

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Narrative Disclosure to Pay Versus Performance Table
Relationship Between Financial Performance Measures
The graphs below compare the compensation actually paid to our PEOs and the average of the compensation actually paid to our remaining NEOs, with (i) our cumulative TSR, (ii) our Peer Group TSR, (iii) our net income, and (iv) our revenue, in each case, for the 2022, 2023, 2024, 2025 and 2026 fiscal years.
Compensation Actually Paid versus Total Shareholder Return
The TSR amounts reported in the graph below assume an initial fixed investment of $100 on April 1, 2021, and that all dividends, if any, were reinvested.

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Compensation Actually Paid versus GAAP Revenue
Scott J. Adelson
Scott L. Beiser
Average Non-PEO NEOs
GAAP Revenue (in millions)
Revenue (in millions)
Compensation Actually Paid (in millions)
$3,000
$2,500
$2,000
$1,500
$1,000
$500
$-
$14
$12
$10
$8
$6
$4
$2
$-
March 31, 2022
March 31, 2023
March 31, 2024
March 31, 2025
March 31, 2026

Compensation Actually Paid versus GAAP Net Income

Scott J. Adelson
Scott L. Beiser
Average Non-PEO NEOs
GAAP Net Income (in millions)
Net Income (in millions)
Compensation Actually Paid (in millions)
$500
$400
$300
$200
$100
$-
$14
$12
$10
$8
$6
$4
$2
$-
March 31, 2022
March 31, 2023
March 31, 2024
March 31, 2025
March 31, 2026

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Pay Versus Performance Tabular List
We believe revenue represents the most important financial performance measure used by us to link compensation actually paid to our NEOs for the 2026 fiscal year.

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STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information with respect to the beneficial ownership of our common stock, as of July 23, 2026, for:
•    each person known by us to beneficially own more than 5% of our Class A common stock or Class B common stock;
•    each of our named executive officers, directors, and director nominees; and
•    all of our executive officers and directors as a group.
The number of shares of our common stock beneficially owned by each stockholder is determined under rules issued by the SEC and includes voting or investment power with respect to securities. Under these rules, beneficial ownership includes any shares of our common stock as to which the individual or entity has sole or shared voting power or investment power. In computing the number of shares of our common stock beneficially owned by an individual or entity and the percentage ownership of that person, shares of our common stock subject to options, or other rights, held by such person that are currently exercisable or will become exercisable within 60 days of July 23, 2026, are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person. Unless otherwise indicated, the address of all listed stockholders is c/o Houlihan Lokey, Inc., 10250 Constellation Blvd., 5th Floor, Los Angeles, CA 90067. Each of the stockholders listed has sole voting and investment power with respect to the shares of our common stock beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.

	Class A		Class B		% Total Voting Power***
Name of Beneficial Owner	Shares	Percentage**	Shares	Percentage**
5% Stockholders
HL Voting Trust (1)	51,989	*	15,688,962	100.0%	74.3%

BlackRock, Inc. (2)	4,803,603	8.9%	—	—	2.3%
Vanguard Capital Management (3)	2,835,705	5.2%	—	—	1.3%
Vanguard Portfolio Management (4)	2,787,887	5.1%	—	—	1.3%

Named Executive Officers, Directors and Director Nominees
Scott L. Beiser (5)	—	—	15,688,962	100.0%	74.3%
Irwin N. Gold (6)	—	—	15,688,962	100.0%	74.3%
Scott J. Adelson (7)	—	—	15,688,962	100.0%	74.3%
J. Lindsey Alley (8)	—	—	74,472	*	*
Christopher M. Crain (9)	—	—	52,328	*	*
P. Eric Siegert	—	—	395,113	2.5%	1.9%
Todd J. Carter	—	—	76,198	*	*
Robert A. Schriesheim	29,111	*	—	—	*
Paul A. Zuber	7,005	*	—	—	*
Gillian B. Zucker	6,529	*	—	—	*
Ekpedeme M. Bassey	6,424	*	—	—	*
Cyrus D. Walker	7,111	*	—	—	*
R. Scott Mund	959	*	—	—	*
All Executive Officers and Directors as a Group (13 persons)	57,139	*	15,688,962	100.0%	74.4%
*Less than 1%.
**    Based on 54,197,538 shares of Class A common stock and 15,688,962 shares of Class B common stock outstanding as of July 23, 2026.
*** Represents the voting power with respect to all shares of our Class A common stock and Class B common stock, voting as a single class. Each share of Class A common stock is entitled to one vote per share and each share of Class B common stock is entitled to ten votes per share. For more information, see “Description of Capital Stock—Class A Common Stock and Class B Common Stock,” in our Annual Report on Form 10-K.
(1)Consists of shares of our common stock held indirectly through the HL Voting Trust of which Scott J. Adelson, Scott L. Beiser, and Irwin N. Gold are the trustees. All decisions with respect to the voting of the common stock held by the HL Voting Trust will be made by the trustees of the HL Voting Trust, in their sole and absolute discretion. The HL Voting Trust will terminate on the earlier of (1) the written agreement of the Company and the trustees, (2) the date that is ten (10) years following the conversion of all of the shares of Class B common stock into Class A common stock in accordance with our charter, and (3) the first day on which the shares of common stock held by the HL Voting Trust represent less than 5% of all shares of common stock then outstanding.
(2)Based solely on the information provided pursuant to a statement on a Schedule 13G filed with the SEC on April 17, 2025, Blackrock, Inc. (“Blackrock”) has sole power to vote or direct the vote of 4,700,945 shares of Class A common stock and sole power to dispose or direct the disposition of 4,803,603 shares of Class A common stock, respectively. As of March 31, 2025, BlackRock was the beneficial owner of 4,803,603 shares of Class A common stock. The address for Blackrock is 50 Hudson Yards, New York, NY.

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(3)Based solely on the information provided pursuant to a statement on a Schedule 13G filed with the SEC on April 30, 2026, Vanguard Capital Management has sole power to vote or direct the vote of 416,373 shares of Class A common stock and has sole power to dispose or direct the disposition of 2,835,705 shares of Class A common stock, respectively. As of March 31, 2026, Vanguard Capital Management was the aggregate beneficial owner of 2,835,705 shares of Class A common stock. The address for Vanguard Capital Management is 100 Vanguard Blvd., Malvern, PA 19355.
(4)Based solely on the information provided pursuant to a statement on a Schedule 13G filed with the SEC on April 29, 2026, Vanguard Portfolio Management has sole power to vote or direct the vote of 9,477 shares of Class A common stock and has sole power to dispose or direct the disposition of 2,787,887 shares of Class A common stock, respectively. As of March 31, 2026, Vanguard Portfolio Management was the aggregate beneficial owner of 2,787,887 shares of Class A common stock. The address for Vanguard Portfolio Management is 100 Vanguard Blvd., Malvern, PA 19355.
(5)Consists of shares of common stock held through the HL Voting Trust, of which Mr. Beiser is a trustee. Mr. Beiser disclaims beneficial ownership of such shares except to the extent of 787,651 shares held by The Beiser Stock Trust, over which Mr. Beiser has disposition power.
(6)Consists of shares of common stock held indirectly through the HL Voting Trust, of which Mr. Gold is a trustee. Mr. Gold disclaims beneficial ownership of such shares, except to the extent of 1,061,766 shares held by The Gold Stock Trust, over which Mr. Gold has disposition power.
(7)Consists of shares of common stock held indirectly through the HL Voting Trust, of which Mr. Adelson is a trustee. Mr. Adelson disclaims beneficial ownership of such shares, except to the extent of 885,102 shares held by the Adelson Stock Trust, over which Mr. Adelson has disposition power.
(8)Consists of 74,472 shares held by the Alley Stock Trust, over which Mr. Alley has disposition power.
(9)Consists of 52,328 shares held by the Crain Stock Trust, over which Mr. Crain has disposition power.
Equity Compensation Plan Information
The following table sets forth information, as of March 31, 2026, concerning compensation plans under which our equity securities are authorized for issuance.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (#)
Equity compensation plans approved by security holders (1)	445,380 (2)	—	10,937,850 (3)
Equity compensation plans not approved by security holders	—	—	—
Total	445,380	—	10,937,850
(1)Consists of the Houlihan Lokey, Inc. Amended and Restated 2016 Incentive Award Plan, as amended (“2016 Plan”).
(2)Represents the number of shares issuable under dollar-denominated awards and unvested restricted stock units granted under the 2016 Plan that were outstanding as of March 31, 2026, assuming that such awards were settled in shares based on the closing price of our Class A common stock on that date. Awards ultimately will be settled in either cash or shares of our Class B common stock based on the closing price on the applicable vesting date.
(3)Represents the number of shares remaining available for future issuance under the 2016 Plan as of March 31, 2026. Shares can be issued under the 2016 Plan as either Class A common stock or Class B common stock.

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CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Agreements with the HL Holders
HL Voting Trust Agreement
In connection with the successful completion of the IPO, we entered into the Voting Trust Agreement, dated as of August 18, 2015, with the HL Holders and the trustees of the HL Voting Trust, which was amended and restated in its entirety by the Amended and Restated Voting Trust Agreement, dated as of December 30, 2025 (as so amended and restated, the “HL Voting Trust Agreement”). Pursuant to the HL Voting Trust Agreement, the trustees have the right to vote the shares of our common stock deposited by any HL Holder, in their sole and absolute discretion on any matter, without fiduciary duties of any kind to the HL Holders. As of July 23, 2026, the HL Voting Trust controlled approximately 74% of the total voting power of the Company.
Registration Rights Agreement
In connection with the IPO, we entered into a Registration Rights Agreement dated as of August 18, 2015 with the HL Holders, pursuant to which these holders can demand that we file a registration statement relating to shares of our common stock, including shares of our Class A common stock issuable upon conversion of the shares of our Class B common stock, which common stock we refer to as registrable shares, and can request that their registrable shares be covered by a registration statement that we are otherwise filing.
Demand Registration Rights. The holders of registrable shares entitled to demand registration rights may request that we register all or a portion of their registrable shares for sale under the Securities Act of 1933, as amended (the “Securities Act”). We will effect the registration as requested unless, in the good faith and reasonable judgment of our board of directors, such registration should be delayed. We may be required to effect up to three such registrations each year commencing August 18, 2016, any of which may involve an underwritten offering. In addition, when we are eligible for the use of Form S‑3, or any successor form, holders of registrable shares entitled to demand registration rights may make unlimited requests that we register all or a portion of their registrable shares for sale under the Securities Act on Form S‑3, or any successor form.
Incidental Registration Rights. In addition, if at any time after the IPO we register any shares of our Class A common stock, the holders of all registrable shares are entitled to notice of the registration and to have all or a portion of their registrable shares included in the registration.
Other Provisions. In the event that any registration in which the holders of registrable shares participate pursuant to such Registration Rights Agreement is an underwritten public offering, the number of registrable shares to be included may, in specified circumstances, be limited due to market conditions.
We will pay all registration expenses related to any demand or incidental registration, other than underwriting discounts, selling commissions and transfer taxes. The Registration Rights Agreement contains customary cross‑indemnification provisions, pursuant to which we will be obligated to indemnify the selling stockholders in the event of material misstatements or omissions in the registration statement attributable to us, and they will be obligated to indemnify us for material misstatements or omissions in the registration statement attributable to them.
Indemnification Agreements
Our amended and restated bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by law. In addition, we have entered into indemnification agreements with each of our directors and executive officers.

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Policies and Procedures for Related Person Transactions
Our board of directors recognizes the fact that transactions with related persons present a heightened risk of conflicts of interest and/or improper valuation (or the perception thereof). Our board of directors adopted a Related Person Transaction Policy and Procedures that is in conformity with the requirements for issuers having publicly‑held common stock that is listed on the New York Stock Exchange. Under this policy:
•any related person transaction, and any material amendment or modification to a related person transaction, must be reviewed and approved or ratified by a committee of the board of directors composed solely of independent directors who are disinterested or by the disinterested members of the board of directors; and
•any employment relationship or transaction involving an executive officer and any related compensation must be approved by the Compensation Committee of the board of directors or recommended by the Compensation Committee to the board of directors for its approval.
In connection with the review and approval or ratification of a related person transaction:
•management must disclose to the committee or disinterested directors, as applicable, the name of the related person and the basis on which the person is a related person, the material terms of the related person transaction, including the approximate dollar value of the amount involved in the transaction, and all the material facts as to the related person’s direct or indirect interest in, or relationship to, the related person transaction;
•management must advise the committee or disinterested directors, as applicable, as to whether the related person transaction complies with the terms of our agreements governing our material outstanding indebtedness that limit or restrict our ability to enter into a related person transaction;
•management must advise the committee or disinterested directors, as applicable, as to whether the related person transaction will be required to be disclosed in our applicable filings under the Securities Act or the Exchange Act, and related rules, and, to the extent required to be disclosed, management must ensure that the related person transaction is disclosed in accordance with such Acts and related rules; and
•management must advise the committee or disinterested directors, as applicable, as to whether the related person transaction constitutes a “personal loan” for purposes of Section 402 of the Sarbanes‑Oxley Act.
Related Person Transactions
Kyle Beiser is currently employed as a corporate Associate Vice President, Data & Analytics in the Company’s Data Strategy Group. He is the son of Scott Beiser, who is Co-Chairman of the Company and a member of our board of directors. For services performed in fiscal 2026, Kyle Beiser received aggregate compensation of less than $200,000, which is consistent with his colleagues with similar experience and responsibilities, and we expect that his compensation for fiscal 2027 will be broadly similar. Since July 2025, Lauren Gold has been employed as an investment banking analyst in our Financial Restructuring group. She is the daughter of Irwin Gold, who is Co-Chairman of the Company and a member and Chairman of our board of directors. Ms. Gold is expected to receive annual compensation of less than $200,000, which is consistent with her peers, and we expect that her compensation for fiscal 2027 will be broadly similar.

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PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION
In accordance with the requirements of Section 14A of the Exchange Act and Exchange Act Rule 14a-21(a), we are including in this Proxy Statement a separate resolution to approve, in a non-binding, stockholder advisory vote, the compensation paid to our named executive officers as disclosed in “Executive Compensation,” above.
While the results of the vote are non-binding and advisory in nature, our board of directors and Compensation Committee intend to consider the results of this vote in making future compensation decisions.
The language of the resolution is as follows:
“RESOLVED, that the compensation paid to the Company’s named executive officers for fiscal 2026, as discussed pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables and narrative in this Proxy Statement, is hereby APPROVED, on an advisory basis.”
In considering their vote, stockholders are encouraged to read the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure included in this Proxy Statement.
Our Board of Directors recommends that you vote “FOR” the approval, on an advisory basis, of the compensation of our named executive officers.

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PROPOSAL 3: RATIFICATION OF INDEPENDENT AUDITOR
Our Audit Committee has appointed KPMG LLP (“KPMG”) as our independent registered public accounting firm for our fiscal year ending March 31, 2027. Although stockholder ratification of the appointment of KPMG is not required by law, we are submitting the appointment to our stockholders for ratification as a matter of good corporate governance. The ratification of the appointment of KPMG requires the affirmative vote of a majority of the votes cast at the Annual Meeting. If stockholders do not ratify the appointment of KPMG, the Audit Committee will reconsider the appointment. Even if stockholders ratify the appointment of KPMG, the Audit Committee retains the discretion to appoint a different independent auditor at any time if it determines that such a change would be in the best interests of the Company and its stockholders.
Representatives of KPMG are expected to attend the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.
Our Board of Directors recommends that you vote “FOR” the ratification of KPMG as our independent registered public accounting firm for the fiscal year ending March 31, 2027.
KPMG Fees
The following table presents aggregate fees billed to the Company for services rendered by KPMG during the fiscal years ended March 31, 2026 and March 31, 2025.

	2026	2025
Audit fees (1)	$3,666,000	$3,438,575
Audit-related fees (2)	1,265,000	1,275,000
Tax fees (3)	1,440,000	788,273
All other fees	—	—
Total	$6,371,000	$5,501,848
(1)Audit fees include fees for the audit of our fiscal 2026 and 2025 consolidated financial statements and other services that are normally provided by the independent accountants in connection with regulatory filings, including reviews of documents filed with the SEC and all associated out-of-pocket expenses.
(2)Audit-related fees in fiscal 2026 and 2025 include fees billed for our foreign statutory audits.
(3)Tax fees include fees billed in the respective periods for tax compliance and consultations regarding the tax implications of certain transactions.
Audit Committee Pre-Approval
All annual audit services performed by KPMG for the Company and its subsidiaries pursuant to engagements entered into after our IPO have been pre-approved by the Audit Committee. The Audit Committee Charter requires that, before the independent auditor is engaged for any services, the Audit Committee must approve these services, except that, other than with respect to the annual audit of the financial statements, the Audit Committee Chair can pre-approve these services so long as the services are subsequently presented to the full Audit Committee. The Audit Committee may consult with management in the decision-making process, but may not delegate this authority to management. Services are reviewed taking into account the types of services, the proposed fees, and the terms of the services, the rules of the SEC and the Public Company Accounting Oversight Board (United States) (“PCAOB”).

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PROPOSAL 4: APPROVAL OF THE SECOND AMENDED AND RESTATED
HOULIHAN LOKEY, INC. 2016 INCENTIVE AWARD PLAN
General
On July 22, 2026, the board of directors adopted the Second Amended and Restated Houlihan Lokey, Inc. 2016 Incentive Award Plan (the “Second A&R Plan”), which amends and restates the Amended and Restated Houlihan Lokey, Inc. 2016 Incentive Award Plan (as amended, the “Existing Plan”). The Second A&R Plan makes the following material amendments to the Existing Plan:
•Changes the aggregate number of shares reserved for issuance to 12 million shares as of the effective date of the Second A&R Plan;
•Reinstates the automatic annual increase of the number of shares reserved for issuance that expired in 2025, but decreases the size of the increase from 6% to 1% of the Company’s Class A Common Stock and Class B Common Stock outstanding on the last day of the immediately preceding fiscal year (on an as-converted basis);
•Changes the aggregate number of shares which may be granted as incentive stock options to 12 million shares as of the effective date of the Second A&R Plan;
•Removes the Existing Plan’s fixed expiration date so that the Second A&R Plan will remain in effect unless and until terminated by the plan administrator, subject to share availability;
•Removes provisions intended to enable awards to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) due to changes in law pursuant to the Tax Cuts and Jobs Act of 2017 eliminating this concept, including the individual award limit; and
•Amends the definition of eligible consultants to include any individual or entity that qualifies as a consultant under the Form S-8 rules.
The Second A&R Plan is subject to stockholder approval. The approval of the Second A&R Plan requires the affirmative vote of a majority of the votes cast at the Annual Meeting. If approved by our stockholders, the Second A&R Plan will become effective as of the date of the Annual Meeting. The board of directors recommends that you vote “FOR” the approval of the Second A&R Plan.
Why Stockholders Should Vote to Approve the Second A&R Plan
The Existing Plan was adopted by our board of directors on July 20, 2017 and approved by our stockholders on September 19, 2017, and was subsequently amended on October 19, 2017 and October 24, 2024. We are asking our stockholders to approve the Second A&R Plan because the Existing Plan will expire by its terms in July 2027, and because we believe the availability of an adequate reserve of shares for grants under the Second A&R Plan is an integral part of our compensation program, as well as our continued growth and success, as it helps promote employee share ownership and alignment with our stockholders. If the Second A&R Plan is not approved, we believe the foregoing objectives will be adversely affected.
Equity Incentive Awards are an Important Part of Our Compensation Philosophy and Enable us to Align Interests with Shareholders and Remain Market Competitive
We believe our future success depends on our ability to attract, motivate, and retain high quality talent, and that the ability to continue to provide equity-based incentives is critical to achieving this success as we compete for talent in an industry in which equity compensation is market practice and is expected by many existing personnel and prospective candidates. Maintaining an equity incentive plan also aligns with our business strategy of acquiring other businesses whose key strategic benefit is the addition of financial professionals in sectors and/or geographies that we believe provide a compelling opportunity, as it provides us with the ability to provide incentive compensation to newly-added employees. In addition, by providing equity-based incentives, we further enhance the ownership mindset of our executives and employees, and directly align executives’ and employees’ interests with those of our shareholders (as the value of the equity-based incentives are tied directly to our stock price performance). The Existing Plan was structured to provide the Company with the necessary flexibility to design long-term incentive programs for our employees that align with our compensation philosophy, and more effectively support the strategic priorities of our organization. By maintaining a long-term incentive plan such as the Second A&R Plan, we will be able to design and implement compensation programs that retain our key employees, compensate those employees based on the performance of the Company and other individual performance factors, align the goals and objectives of our employees with the interests of our stockholders, and promote a focus on long-term value creation.

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We Carefully Manage our Equity Incentive Award Use
We manage our long-term stockholder dilution and share usage and expense by limiting the number of equity awards granted annually. In furtherance of our goal of managing long-term stockholder dilution, we reduced the share limit of the Existing Plan in 2024. However, because the Existing Plan will expire pursuant to its terms in July 2027, we will not be able to continue to issue equity to our current employees, consultants and non-employee directors unless our stockholders approve the Second A&R Plan. We carefully monitor our equity share usage to ensure that we maximize stockholder value by granting only the appropriate number of equity awards we believe are necessary to attract, reward and retain employees, non-employee directors and consultants.

Information on Equity Compensation Plans as of March 31, 2026
The information included in this Proxy Statement and our Form 10-K is summarized and supplemented by the following information regarding the Existing Plan (which is our sole equity compensation plan) as of March 31, 2026.

Number of Shares
Options outstanding	—
Total number of shares subject to awards outstanding (1)	3,483,475
Total number of shares available for grant	10,937,850
Total number of shares of common stock outstanding (2)	69,486,608
(1)Includes restricted stock units (“RSUs”), dollar-denominated awards, time-vesting restricted shares of common stock, and performance-vesting restricted shares of common stock (“PSAs”). Dollar-denominated awards are reflected assuming that such awards were settled in shares based on the closing price of our Class A common stock as of March 31, 2026. PSAs are reflected at target; because PSAs are earned or not earned based on the revenue result for the applicable fiscal year and there is no ability to earn more or less, there are no thresholds or maximums for the PSAs.
(2)Includes 54,220,275 shares of Class A common stock and 15,266,333 shares of Class B common stock.

Background of Determination of Shares Under the Second A&R Plan
As mentioned above, in its determination to approve the Second A&R Plan, the board of directors was primarily motivated by a desire to ensure the Company has an available pool of shares from which to grant equity-based incentive awards, which the board of directors believes is an incentive and retention mechanism for our employees, consultants and non-employee directors. Without approval of the Second A&R Plan, we would lose an important element of our compensation program that is essential to attract, motivate and retain highly qualified talent, and that aligns the interests of our employees with the interests of our stockholders.
In making its determination, the board of directors considered key factors including our historical grant rates, the shares remaining available for issuance under the Existing Plan, current and future share needs relative to our business and compensation objectives and the potential dilution associated with the Second A&R Plan. This review included a consideration of the following key metrics, factors and philosophies:
•In fiscal year 2026, we granted 1,215,248 equity awards covering shares of our common stock. On average, over the fiscal 2024 - 2026 period, we granted 1,261,634 shares annually.
•Our three-year average annual share pool usage over the most recently completed three-year period (or “burn rate”) was approximately 1.9%, as shown in the following table.
•The total number of shares remaining available for grant under the Existing Plan as of March 31, 2026 was 10,937,850.

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	Fiscal 2024	Fiscal 2025	Fiscal 2026
Stock options granted	—	—	—
RSUs granted	94,286	136,559	62,818
Dollar-denominated awards granted (1)	73,980	8,342	662
Time-vesting restricted shares granted	1,152,255	910,451	1,022,989
PSAs granted (2)	92,647	101,133	128,779
Total shares granted (3)	1,413,168	1,156,485	1,215,248
Burn rate (4)	2.2%	1.8%	1.8%
Weighted average shares outstanding (basic)	64,337,975	65,724,473	66,547,768
(1)Dollar-denominated awards are reflected assuming that such awards were settled in shares based on the closing price of our Class A common stock as of March 31, 2026.
(2)PSAs are reflected at target; because PSAs are earned or not earned based on the revenue result for the applicable fiscal year and there is no ability to earn more or less, there are no thresholds or maximums for the PSAs.
(3)“Total Shares Granted” reflects the aggregate amount of RSUs, dollar-denominated awards, time-vesting restricted shares, and PSAs granted in the applicable fiscal year. The number of PSA awards that vested in fiscal 2024, 2025, and 2026 were 54,234, 45,649, and 63,307, respectively. The number of PSA awards that were forfeited in fiscal 2024, 2025, and 2026 were 74,553, 105,193, and 53,703, respectively.
(4)Burn Rate reflects the Total Shares Granted divided by Weighted Average Shares Outstanding in the applicable fiscal year.

In addition to the objectives summarized above, we carefully manage our long-term stockholder dilution, share usage and equity compensation expense by limiting the number of equity awards granted annually and closely evaluating eligible plan participants. Our board of directors believes that the proposed share reserve represents a reasonable amount of potential dilution to accommodate our strategic priorities, and that the benefits to our stockholders from equity awards to our employees, non-employee directors and consultants outweigh the potential dilutive effect of grants made under the Second A&R Plan. For illustrative purposes, if 12 million shares were available for grant under the Existing Plan as of March 31, 2026, the potential cumulative impact would be 18.2%, which is calculated based on the sum of (1) the number of shares subject to equity awards outstanding but not settled and (2) the number of shares available to be granted pursuant to the proposed new share request, divided by the sum of (i) the total common shares outstanding, (ii) the number of shares subject to equity awards outstanding but not settled, and (iii) the number of shares available to be granted pursuant to the proposed new share request. In light of the factors described above, the board of directors believes that the size of the share reserve proposed by the Second A&R Plan is reasonable and appropriate at this time.

Stockholder Approval
As mentioned above, if the Second A&R Plan is approved, then an aggregate of 12,000,000 shares of our common stock will be reserved for issuance pursuant to the Second A&R Plan, all of which may be granted as incentive stock options (“ISOs”) pursuant to Section 422 of the Code. In addition, the automatic annual increase of the number of shares reserved for issuance will be reinstated (but the size of the increase will be 1% rather than 6% of the Company’s Class A Common Stock and Class B Common Stock outstanding on the last day of the immediately preceding fiscal year (on an as-converted basis)). Approval of the Second A&R Plan will constitute approval pursuant to the NYSE stockholder approval requirements applicable to equity compensation plans and approval pursuant to the stockholder approval requirements of Section 422 of the Code relating to ISOs (to the extent required by the Code). If the Second A&R Plan is approved by our stockholders, we intend to file a registration statement on Form S-8 under the Securities Act to register the shares of common stock available for issuance under the Second A&R Plan, as needed.
If our stockholders do not approve the Second A&R Plan pursuant to this Proposal 4, the additional shares proposed by the Second A&R Plan will not become available for issuance; instead, the Existing Plan will continue in full force and effect, without giving effect to the Second A&R Plan, and we may continue to grant equity-based awards under the Existing Plan until its expiration in July 2027, subject to shares remaining available for grant under the Existing Plan.

Summary of the Second A&R Plan
The principal features of the Second A&R Plan are summarized below, but the summary is qualified in its entirety by reference to the Second A&R Plan itself, which is attached as Appendix A to this proxy statement.

Purpose
The purpose of the Second A&R Plan is to enhance our ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing these individuals with equity ownership opportunities. We believe that the Second A&R Plan is essential to our success. Equity awards are intended to motivate high levels of

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performance and align the interests of our directors, employees and consultants with those of our stockholders by giving directors, employees and consultants the perspective of an owner with an equity stake in the Company and providing a means of recognizing their contributions to our success. The board of directors and management believe that both equity and cash incentive awards are necessary to remain competitive in our industry and are essential to recruiting and retaining the highly qualified employees who help the Company meet its goals.
Eligibility and Administration
Our employees, consultants and directors, and employees, consultants and directors of our subsidiaries are eligible to receive awards under the Second A&R Plan, but only employees may be granted ISOs. As of July 23, 2026, there were 6 non-employee directors, 0 consultants and approximately 900 employees who have awards under the Existing Plan and who would have been eligible for awards under the Second A&R Plan.
The Second A&R Plan is administered by the board of directors with respect to awards to non-employee directors and by our Compensation Committee with respect to other participants, each of which may delegate its duties and responsibilities to committees of our directors and/or officers (referred to collectively as the plan administrator below), subject to certain limitations that may be imposed under Section 16 of the Exchange Act, stock exchange rules and other laws, as applicable. The plan administrator will have the authority to make all determinations and interpretations under, prescribe all forms for use with, and adopt rules for the administration of, the Second A&R Plan, subject to its express terms and conditions. The plan administrator will also set the terms and conditions of all awards under the Second A&R Plan, including any vesting and vesting acceleration conditions.
Shares Available for Awards
If the Second A&R Plan is approved by our stockholders, the aggregate number of shares of common stock that will be available for issuance under awards granted pursuant to the Second A&R Plan as of its effective date, will be equal to the sum of (i) 12,000,000 and (ii) an annual increase on the first day of each fiscal year beginning on April 1, 2027 and ending on (and including) April 1, 2036 equal to the lesser of (a) 1% of the shares of Class A common stock and Class B common stock outstanding on the last day of the immediately preceding fiscal year, and (b) such smaller number of shares as may be determined by the board of directors. Calculations of outstanding shares are determined on a fully-diluted, as-converted basis.
No more than 12,000,000 shares of common stock (either Class A or Class B common stock) may be issued upon the exercise of ISOs.
Shares issued under the Second A&R Plan may be authorized but unissued shares, shares purchased in the open market, or treasury shares, and may be shares of Class A common stock or Class B common stock, as determined by the plan administrator (and to the extent such class of common stock exists from time to time).
If an award under the Second A&R Plan is forfeited, expires or is settled for cash, any shares subject to such award may, to the extent of such forfeiture, expiration or cash settlement, be used again for new grants under the Second A&R Plan. In addition, shares delivered to satisfy the exercise price and/or applicable tax withholding obligations also may be used again for new granted shares under the Second A&R Plan. Awards granted under the Second A&R Plan upon the assumption of, or in substitution for, awards authorized or outstanding under a qualifying equity plan maintained by an entity with which we enter into a merger or similar corporate transaction will not reduce the shares available for grant under the Second A&R Plan, nor will shares subject to such a substitute award be added to the shares available for awards under the Second A&R Plan as provided above.
Director Compensation
The Second A&R Plan provides that the plan administrator may establish compensation for non-employee directors from time to time subject to the Second A&R Plan’s limitations. The aggregate grant date fair value, as determined in accordance with FASB ASC Topic 718 (or any successor thereto), of cash compensation and awards granted to any non-employee director for services as a director pursuant to the Second A&R Plan during any fiscal year may not exceed $500,000.
Awards
The Second A&R Plan provides for the grant of stock options, including ISOs and nonqualified stock options (“NSOs”), restricted stock, dividend equivalents, restricted stock units (“RSUs”), SARs and other stock or cash based awards. Certain awards under the Second A&R Plan may constitute or provide for a deferral of compensation, subject to Section 409A of the Code, which may impose additional requirements on the terms and conditions of such awards. All awards under the Second A&R Plan are set forth in award agreements, which will detail the terms and conditions of the awards, including any applicable vesting and payment terms and post-termination exercise limitations. Awards other than cash awards generally will be settled in

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shares of our common stock, but the plan administrator may provide for cash settlement of any award. A brief description of each award type follows.
•Stock Options. Stock options provide for the purchase of shares of our common stock in the future at an exercise price set on the grant date. ISOs, by contrast to NSOs, may provide tax deferral beyond exercise and favorable capital gains tax treatment to their holders if certain holding period and other requirements of the Code are satisfied. The exercise price of a stock option generally will not be less than 100% of the fair market value of the underlying share on the date of grant (or 110% in the case of ISOs granted to certain significant stockholders), except with respect to certain substitute options granted in connection with a corporate transaction and except as described below. See “Adjustments, Claw-Back Provisions, Transferability and Participant Payments”. The term of a stock option may not be longer than ten years (or five years in the case of ISOs granted to certain significant stockholders). Vesting conditions determined by the plan administrator may apply to stock options and may include continued service, performance and/or other conditions.
•SARs. SARs entitle their holder, upon exercise, to receive from us an amount equal to the appreciation of the shares subject to the award between the grant date and the exercise date. The exercise price of a SAR will generally not be less than 100% of the fair market value of the underlying share on the date of grant (except with respect to certain substitute SARs granted in connection with a corporate transaction and except as described below, see “Adjustments, Claw-Back Provisions, Transferability and Participant Payments”), and the term of a SAR may not be longer than ten years. Vesting conditions determined by the plan administrator may apply to SARs and may include continued service, performance and/or other conditions.
•Restricted Stock and RSUs. Restricted stock is an award of nontransferable shares of our common stock that remain forfeitable unless and until specified conditions are met, and which may be subject to a purchase price. RSUs are contractual promises to deliver shares of our common stock in the future, which may also remain forfeitable unless and until specified conditions are met, and may be accompanied by the right to receive the equivalent value of dividends paid on shares of our common stock prior to the delivery of the underlying shares. Delivery of the shares underlying RSUs may be deferred under the terms of the award or at the election of the participant, if the plan administrator permits such a deferral. Conditions applicable to restricted stock and RSUs may be based on continuing service, the attainment of performance goals and/or such other conditions as the plan administrator may determine.
•Other Stock or Cash Based Awards. Other stock or cash based awards are awards of cash, fully vested shares of our common stock and other awards valued wholly or partially by referring to, or otherwise based on, shares of our common stock. Other stock or cash based awards may be granted to participants and may also be available as a payment form in the settlement of other awards, as standalone payments, and as payment in lieu of base salary, bonus, fees, or other cash compensation otherwise payable to any individual who is eligible to receive awards. The plan administrator will determine the terms and conditions of other stock or cash based awards, which may include vesting conditions based on continued service, performance, and/or other condition.
•Dividend Equivalents. Dividend equivalents represent the right to receive the equivalent value of dividends paid on shares of our common stock and may be granted alone or in tandem with awards other than stock options or SARs. Unless otherwise determined by the plan administrator, dividend equivalents payable with respect to the portion of an award that does not vest will be forfeited.
Prohibition on Repricing
Under the Second A&R Plan, the plan administrator will not, except in connection with equity restructurings and certain other corporate transactions as described below, without the approval of our stockholders, (i) authorize the repricing of any outstanding option or SAR to reduce its price per share, or (ii) cancel any option or SAR in exchange for cash or another award when the option or SAR price per share exceeds the fair market value of the underlying share.
Certain Transactions
The plan administrator has broad discretion to take action under the Second A&R Plan, as well as make adjustments to the terms and conditions of existing and future awards, to prevent the dilution or enlargement of intended benefits and to facilitate necessary or desirable changes in the event of certain transactions and events affecting our common stock, such as stock dividends, stock splits, mergers, acquisitions, consolidations, and other corporate transactions. In addition, in the event of certain non-reciprocal transactions with our stockholders known as “equity restructurings,” the plan administrator will make equitable adjustments to the Second A&R Plan and outstanding awards. In the event of a “change in control” of the Company (as defined in the Second A&R Plan), to the extent that the surviving entity declines to continue, convert, assume, or replace

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outstanding awards, then all such awards shall become fully vested and exercisable immediately prior to such change in control (except as otherwise provided in an award agreement). Individual award agreements may provide for additional accelerated vesting and payment provisions.
Adjustments, Claw-Back Provisions, Transferability and Participant Payments
The plan administrator may modify award terms, establish subplans and/or adjust other terms and conditions of awards, subject to the share limits described above. All awards are subject to the provisions of any claw-back policy implemented by the Company, including, without limitation, the Company’s Policy for Recovery of Erroneously Awarded Compensation and any other clawback policy adopted to comply with applicable laws, as and to the extent set forth in such claw-back policy and/or in the applicable award agreement. With limited exceptions for domestic relations orders, the laws of descent and distribution and as provided in an award agreement, awards under the Second A&R Plan are generally non-transferable and are exercisable only by the participant. With regard to tax withholding, exercise price, and purchase price obligations arising in connection with awards under the Second A&R Plan, the plan administrator may, in its discretion, accept cash or check, shares of our common stock that meet specified conditions, a promissory note, a “market sell order”, or such other consideration as it deems suitable.
Plan Amendment and Termination
The plan administrator may amend awards or amend or terminate the Second A&R Plan at any time; however, no amendment, other than an amendment that increases the number of shares available under the Second A&R Plan, may materially and adversely affect an award outstanding under the Second A&R Plan without the consent of the affected participant. The board of directors is required to obtain stockholder approval of any amendment to the Second A&R Plan to the extent necessary to comply with applicable laws and stock exchange listing standards. No ISO may be granted under the Second A&R Plan after ten years from the earlier of (i) the date the board of directors adopted the Second A&R Plan or (ii) the date the Company’s stockholders approved the Second A&R Plan. If the Second A&R Plan is not approved by shareholders, then the Second A&R Plan will not become effective, no awards will be granted under the Second A&R Plan, and the Existing Plan will continue in full force and effect until, per its terms, it expires in July 2027.

Material U.S. Federal Income Tax Consequences Associated with the Second A&R Plan
The following is a general summary under current law of the principal United States federal income tax consequences related to awards under the Second A&R Plan. This summary deals with the general federal income tax principles that apply and is provided only for general information. Some kinds of taxes, such as state, local and foreign income taxes and federal employment taxes, are not discussed. This summary is not intended as tax advice to participants, who should consult their own tax advisors.
Non-Qualified Stock Options. If an optionee is granted a NSO under the Second A&R Plan, the optionee should not have taxable income on the grant of the option. Generally, the optionee should recognize ordinary income at the time of exercise in an amount equal to the fair market value of the shares acquired on the date of exercise, less the exercise price paid for the shares. The optionee’s basis in the common stock for purposes of determining gain or loss on a subsequent sale or disposition of such shares generally will be the fair market value of our common stock on the date the optionee exercises such option. Any subsequent gain or loss will be taxable as a long-term or short-term capital gain or loss. We or our subsidiaries or affiliates generally should be entitled to a federal income tax deduction at the time and for the same amount as the optionee recognizes ordinary income.
Incentive Stock Options. A participant receiving ISOs should not recognize taxable income upon grant. Additionally, if applicable holding period requirements are met, the participant should not recognize taxable income at the time of exercise. However, the excess of the fair market value of the shares of our common stock received over the option exercise price is an item of tax preference income potentially subject to the alternative minimum tax. If stock acquired upon exercise of an ISO is held for a minimum of two years from the date of grant and one year from the date of exercise and otherwise satisfies the ISO requirements, the gain or loss (in an amount equal to the difference between the fair market value on the date of disposition and the exercise price) upon disposition of the stock will be treated as a long-term capital gain or loss, and the Company will not be entitled to any deduction. If the holding period requirements are not met, the ISO will be treated as one that does not meet the requirements of the Code for ISOs and the participant will recognize ordinary income at the time of the disposition equal to the excess of the amount realized over the exercise price, but not more than the excess of the fair market value of the shares on the date the ISO is exercised over the exercise price, with any remaining gain or loss being treated as capital gain or capital loss. We or our subsidiaries or affiliates generally are not entitled to a federal income tax deduction upon either the exercise of an ISO or upon disposition of the shares acquired pursuant to such exercise, except to the extent that the participant recognizes ordinary income on disposition of the shares.

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Other Awards. The current federal income tax consequences of other awards authorized under the Second A&R Plan generally follow certain basic patterns: SARs are taxed and deductible in substantially the same manner as NSOs; nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid, if any, only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant through a Section 83(b) election); RSUs, dividend equivalents and other stock or cash based awards are generally subject to tax at the time of payment.
Section 409A. Certain types of awards under the Second A&R Plan may constitute, or provide for, a deferral of compensation subject to Section 409A of the Code. Unless certain requirements set forth in Section 409A of the Code are complied with, holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% penalty tax (and, potentially, certain interest penalties and additional state taxes). To the extent applicable, the Second A&R Plan and awards granted under the Second A&R Plan are intended to be structured and interpreted in a manner intended to either comply with or be exempt from Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance that may be issued under Section 409A of the Code. To the extent determined necessary or appropriate by the plan administrator, the Second A&R Plan and applicable award agreements may be amended to further comply with Section 409A of the Code or to exempt the applicable awards from Section 409A of the Code.

New Plan Benefits
Except with respect to grants of Company common stock that will be awarded to each non-employee director serving on our board of directors as of the date on which the Company publicly announces its earnings for the immediately preceding fiscal year (the “Earnings Release Date”) as reflected in the table below, the number of awards that our named executive officers, directors, other executive officers and other employees and consultants may receive under the Second A&R Plan in the future will be determined in the discretion of our board of directors or Compensation Committee, and neither our board of directors nor the Compensation Committee has made any determination to make future grants to any persons under the Second A&R Plan as of the date of this Annual Meeting. Therefore, it is not possible to determine the future benefits that will be received by these participants under the Second A&R Plan, or the benefits that would have been received by such participants if the Second A&R Plan had been in effect in the year ended March 31, 2026.

Name and Position	Dollar Value ($)(1)	Number of Shares (#)
Scott J. Adelson, Chief Executive Officer	—	—
J. Lindsey Alley, Chief Financial Officer	—	—
Scott L. Beiser, Co-Chairman	—	—
Christopher M. Crain, General Counsel and Secretary	—	—
P. Eric Siegert, Co-Chairman	—	—
All current executive officers as a group	—	—
All current non-employee directors as a group	720,000	—(2)
All Non-Executive Officer Employees, including all Current Officers who are not Executive Officers, as a Group	—	—
(1)Pursuant to our director compensation program (effective as of April 1, 2026), each non-employee director serving on our board of directors as of the Earnings Release Date will be awarded an award of Class A common stock covering a number of shares having an aggregate value equal to $120,000.
(2)The aggregate number of shares of common stock granted to non-employee directors is not included in the table above as their equity awards will depend on the value of our Class A common stock for the 10 consecutive trading days occurring immediately after (and excluding) the Earnings Release Date.

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Plan Benefits
The table below sets forth summary information concerning the number of shares of our common stock subject to equity awards granted to certain persons under the Existing Plan through June 30, 2026. The closing per share market value of our stock on June 30, 2026 was $134.13.
Certain awards set forth in this table for the named executive officers were granted in fiscal year 2026 and therefore also are included in the Summary Compensation Table set forth in this Proxy Statement and are not additional awards. Certain awards set forth in this table for the outside directors were granted in fiscal year 2026 and therefore also are included in the Fiscal 2026 Outside Director Compensation Table set forth in this Proxy Statement and are not additional awards.

	Restricted Stock (1)	Dollar-Denominated Awards (2)	Restricted Stock Units	Common Stock
Scott J. Adelson, Chief Executive Officer	309,496	—	—	—
J. Lindsey Alley, Chief Financial Officer	57,667	—	—	—
Scott L. Beiser, Co-Chairman	183,782	—	—	—
Christopher M. Crain, General Counsel and Secretary	36,855	—	—	—
P. Eric Siegert, Co-Chairman	375,238	—	—	—
All current executive officers as a group	1,094,271	—	—	—
All current non-employee directors as a group	21,836			61,660
Current director nominees:
Irwin N. Gold	131,233	—	—	—
R. Scott Mund	483	—	—	476
Cyrus D. Walker	1,587	—	—	5,524
Gillian B. Zucker	2,118	—	—	6,811
Each associate of any such directors, executive officers or nominees	—	—	—	—
Each other person who received or is to receive 5% of such options, warrants or rights	—	—	—	—
All employees, including all current officers who are not executive officers, as a group	15,187,668	448,235	1,522,720	—
(1)Includes time-vesting restricted shares and PSAs. PSAs are reflected at target; because PSAs are earned or not earned based on the revenue result for the applicable fiscal year and there is no ability to earn more or less, there are no thresholds or maximums for the PSAs.
(2)Dollar-denominated awards are reflected based on the number of shares settled with respect to those awards or, with respect to currently-awards outstanding as of June 30, 2026, assuming that such awards were settled in shares based on the closing price of our Class A common stock as of June 30, 2026.

Our Board of Directors recommends that you vote “FOR” the approval of the Second Amended and Restated Houlihan Lokey, Inc. 2016 Incentive Award Plan.

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AUDIT COMMITTEE REPORT
The information contained in this report shall not be deemed “soliciting material” or otherwise considered “filed” with the SEC or subject to the liabilities of Section 18 of the Exchange Act, and such information shall not be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates such information by reference in such filing.
The Audit Committee is responsible primarily for assisting the board of directors in fulfilling its legal and fiduciary obligations with respect to matters involving the accounting, auditing, financial reporting, internal control and legal compliance functions of the Company and its subsidiaries. The committee assists in the board’s oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the Company’s independent auditors’ qualifications and independence, and the performance of the Company’s independent auditors and the Company’s internal audit function.
The Company’s management is responsible for the preparation and presentation of the Company’s financial statements, the effectiveness of internal control over financial reporting, and procedures that are reasonably designed to assure compliance with accounting standards and applicable laws and regulations. The Company’s independent registered public accounting firm, KPMG, is responsible for performing an independent audit of the Company’s financial statements in accordance with the standards of the PCAOB. The Audit Committee does not itself prepare financial statements or perform audits, and its members are not auditors or certifiers of the Company’s financial statements or disclosures.
The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended March 31, 2026 with the Company’s management and KPMG. The Audit Committee has discussed with the independent auditors the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the PCAOB in Rule 3200T.
The Audit Committee has received the written disclosures and the letter from KPMG required by applicable requirements of the PCAOB regarding KPMG’s communications with the Audit Committee concerning independence, and has discussed with KPMG its independence.
Based on such review and discussions, the Audit Committee recommended to the Company’s board of directors that the financial statements referred to above be included in the Annual Report on Form 10-K for the fiscal year ended March 31, 2026.

Audit Committee

R. Scott Mund, Chairperson
Paul A. Zuber
Gillian B. Zucker

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ADDITIONAL INFORMATION
Procedures for Submitting Stockholder Proposals
Stockholder proposals intended to be presented at the 2027 Annual Meeting of Stockholders (the “2027 Meeting”), pursuant to Exchange Act Rule 14a-8 must be delivered to the Corporate Secretary at our principal executive offices no later than March 26, 2027 in order to be included in the proxy materials for that meeting. Such proposals must also comply with all applicable provisions of Exchange Act Rule 14a-8 and our amended and restated bylaws.
Under our amended and restated bylaws, for stockholder proposals submitted for consideration at any annual meeting of stockholders, but not submitted for inclusion in our proxy materials pursuant to Exchange Act Rule 14a-8, including nominations of candidates for election as directors, notice must be delivered to our Secretary at our principal executive offices not less than 90 days (June 18, 2027) or more than 120 days (May 19, 2027) before the first anniversary of the prior annual meeting of stockholders (September 16, 2027). However, if the annual meeting occurs more than 30 days before or 60 days after this anniversary date, proposals must be delivered (A) no earlier than the 120th day prior to such annual meeting date and (B) on or before the later of (1) the 90th day prior to such annual meeting and (2) the tenth day following the first public announcement of the meeting date. Director nominations for consideration at any special meeting of stockholders called for the purpose of electing directors must be delivered (A) no earlier than the 120th day prior to such special meeting and (B) on or before the later of (1) the 90th day prior to such annual meeting and (2) the tenth day following the first public announcement of the special meeting date.
In addition to satisfying the foregoing requirements under our amended and restated bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than July 18, 2027.
In connection with the 2027 Meeting, the Company intends to file a Proxy Statement and a WHITE proxy card with the SEC in connection with its solicitation of proxies for that meeting.
Stockholder proposals and nominations must include all required information concerning the stockholder and the proposal or nominee set forth in our amended and restated bylaws.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers (as defined in regulations issued by the SEC) and directors, and persons who beneficially own more than ten percent of our Class A common stock or Class B common stock, to file initial reports of ownership and reports of changes in ownership of the common stock (including options and warrants to acquire common stock) with the SEC. Officers, directors and greater than ten percent beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file.

Delinquent Section 16(a) Reports. Based on our records and other information, we believe that all of our officers, directors and greater than ten percent beneficial owners filed the required reports under Section 16(a) on a timely basis, except for the Form 4, filed on October 14, 2025, reporting Mr. Mund’s unvested equity award granted in connection with the commencement of his service on our board of directors, which was reported on the Company’s current report on Form 8-K filed October 6, 2025.

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APPENDIX A

SECOND AMENDED AND RESTATED HOULIHAN LOKEY, INC. 2016 INCENTIVE AWARD PLAN
ARTICLE I.
PURPOSE
The purpose of the Second Amended and Restated Houlihan Lokey, Inc. 2016 Incentive Award Plan is to enhance the Company’s ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing these individuals with equity ownership opportunities. The Plan amends and restates in its entirety the Amended and Restated Houlihan Lokey, Inc. 2016 Incentive Award Plan (as amended, the “Original Plan”). Capitalized terms used in the Plan are defined in Article XI.
ARTICLE II.
ELIGIBILITY
Service Providers are eligible to be granted Awards under the Plan, subject to the limitations described herein.
ARTICLE III.
ADMINISTRATION AND DELEGATION
3.1    Administration. The Plan is administered by the Administrator. The Administrator has authority to (a) determine which Service Providers receive Awards, (b) grant Awards and (c) set Award terms and conditions (including without limitation provisions relating to voting proxies and/or transfer restrictions and lock-up periods), subject to the conditions and limitations in the Plan. The Administrator also has the authority to take all actions and make all determinations under the Plan, to interpret the Plan and Award Agreements and to adopt, amend and repeal Plan administrative rules, guidelines and practices as it deems advisable. The Administrator may correct defects and ambiguities, supply omissions and reconcile inconsistencies in the Plan or any Award or Award Agreement as it deems necessary or appropriate to administer the Plan and any Awards. The Administrator’s determinations under the Plan are in its sole discretion and will be final and binding on all persons having or claiming any interest in the Plan or any Award.
3.2    Appointment of Committees. To the extent Applicable Laws permit, the Board or the Administrator may delegate any or all of its powers under the Plan to one or more Committees or committees of executive officers of the Company or any of its Subsidiaries. The Board or the Administrator, as applicable, may rescind any such delegation, may abolish any such committee or Committee and/or re-vest in itself any previously delegated authority at any time.
ARTICLE IV.
STOCK AVAILABLE FOR AWARDS
4.1    Number of Shares. Subject to adjustment under Article VIII and the terms of this Article IV, as of the Effective Date, Awards may be made under the Plan covering up to the Overall Share Limit. Shares issued under the Plan may consist of authorized but unissued Shares, Shares purchased on the open market or treasury Shares. Shares issued under the Plan may be shares of Class A Common

Stock or shares of Class B Common Stock, as determined by the Administrator in its sole discretion and to the extent such class of Common Stock exists from time to time.
4.2    Share Counting. If all or any part of an Award expires, lapses or is terminated, exchanged for cash, surrendered, repurchased, canceled without having been fully exercised or forfeited, in any case, in a manner that results in the Company acquiring Shares covered by the Award at a price not greater than the price (as adjusted to reflect any Equity Restructuring) paid by the Participant for such Shares or not issuing any Shares covered by the Award, the unused Shares covered by the Award will again be available for Award grants under the Plan. Further, Shares delivered (either by actual delivery or attestation) to the Company by a Participant to satisfy the applicable exercise or purchase price of an Award and/or to satisfy any applicable tax withholding obligation (including Shares retained by the Company from the Award being exercised or purchased and/or creating the tax obligation) will again be available for Award grants under the Plan. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards will not count against the Overall Share Limit. Further notwithstanding anything to the contrary contained herein, no Shares shall again be available for future grants of Awards under the Plan pursuant to this Article IV to the extent that such return of Shares would cause the Plan to be a “formula” plan or constitute a “material revision” or “material amendment” subject to stockholder approval under the requirements of the established stock exchange on which the Company’s securities are traded.
4.3    Incentive Stock Option Limitations. Notwithstanding anything to the contrary herein, the maximum number of Shares that may be issued pursuant to the exercise of Incentive Stock Options (any or all of which may be granted with respect to Shares of Class A Common Stock and/or Shares of Class B Common Stock) as of the Effective Date shall equal 12,000,000.
4.4    Substitute Awards. In connection with an entity’s merger or consolidation with the Company or any Subsidiary or the Company’s or any Subsidiary’s acquisition of an entity’s property or stock, the Administrator may grant Awards in substitution for any options or other stock or stock-based awards granted before such merger or consolidation by such entity or its affiliate. Substitute Awards may be granted on such terms as the Administrator deems appropriate, notwithstanding limitations on Awards in the Plan. Substitute Awards will not count against the Overall Share Limit nor shall Shares subject to a Substitute Award be added to the Shares available for Awards under the Plan as provided above, except that Shares acquired by exercise of substitute Incentive Stock Options will count against the maximum number of Shares that may be issued pursuant to the exercise of Incentive Stock Options under the Plan.
4.5    Non-Employee Director Award Limit. The Administrator may establish compensation for non-employee Directors from time to time, subject to the limitations in the Plan. The Administrator will from time to time determine the terms, conditions and amounts of all such non-employee Director compensation in its discretion and pursuant to the exercise of its business judgment, taking into account such factors, circumstances and considerations as it shall deem relevant from time to time, provided that the sum of any cash compensation and the grant date fair value of Awards (as determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) granted under the Plan to a non-employee Director as compensation for services as a non-employee Director during any fiscal year of the Company may not exceed $500,000.
ARTICLE V.
STOCK OPTIONS AND STOCK APPRECIATION RIGHTS
5.1    General. The Administrator may grant Options or Stock Appreciation Rights to Service Providers subject to the limitations in the Plan, including Section 9.9 with respect to Incentive Stock Options. The Administrator will determine the number of Shares covered by each Option and Stock

Appreciation Right, the exercise price of each Option and Stock Appreciation Right and the conditions and limitations applicable to the exercise of each Option and Stock Appreciation Right. A Stock Appreciation Right will entitle the Participant (or other person entitled to exercise the Stock Appreciation Right) to receive from the Company upon exercise of the exercisable portion of the Stock Appreciation Right an amount determined by multiplying the excess, if any, of the Fair Market Value of one Share on the date of exercise over the exercise price per Share of the Stock Appreciation Right by the number of Shares with respect to which the Stock Appreciation Right is exercised, subject to any limitations of the Plan or that the Administrator may impose and payable in cash, Shares valued at Fair Market Value or a combination of the two as the Administrator may determine or provide in the Award Agreement.
5.2    Exercise Price. The Administrator will establish each Option’s and Stock Appreciation Right’s exercise price and specify the exercise price in the Award Agreement. The exercise price will not be less than 100% of the Fair Market Value on the grant date of the Option or Stock Appreciation Right. Notwithstanding the foregoing, in the case of an Option or a Stock Appreciation Right that is a Substitute Award, the exercise price per share of the Shares subject to such Option or Stock Appreciation Right, as applicable, may be less than the Fair Market Value per share on the date of grant; provided that the exercise price of any Substitute Award shall be determined in accordance with the applicable requirements of Sections 424 and 409A of the Code.
5.3    Duration of Options. Each Option or Stock Appreciation Right will be exercisable at such times and as specified in the Award Agreement, provided that the term of an Option or Stock Appreciation Right will not exceed ten years.
5.4    Exercise. Options and Stock Appreciation Rights may be exercised by delivering to the Company a written notice of exercise, in a form the Administrator approves (which may be electronic), signed by the person authorized to exercise the Option or Stock Appreciation Right, together with, as applicable, payment in full (i) as specified in Section 5.5 for the number of Shares for which the Award is exercised and (ii) as specified in Section 9.5 for any applicable taxes. Unless the Administrator otherwise determines, an Option or Stock Appreciation Right may not be exercised for a fraction of a Share.
5.5    Payment Upon Exercise. The exercise price of an Option must be paid in cash, wire transfer of immediately available funds or by check payable to the order of the Company or, subject to Section 10.8, any Company insider trading policy (including blackout periods) and Applicable Laws, by:
(a)    if there is a public market for Shares at the time of exercise, unless the Administrator otherwise determines, (A) delivery (including telephonically to the extent permitted by the Company) of an irrevocable and unconditional undertaking by a broker acceptable to the Company to deliver promptly to the Company sufficient funds to pay the exercise price, or (B) the Participant’s delivery to the Company of a copy of irrevocable and unconditional instructions to a broker acceptable to the Company to deliver promptly to the Company cash or a check sufficient to pay the exercise price; provided that such amount is paid to the Company at such time as may be required by the Administrator;
(b)    delivery (either by actual delivery or attestation) of Shares owned by the Participant valued at their Fair Market Value;
(c)    surrendering Shares then issuable upon the Option’s exercise valued at their Fair Market Value on the exercise date;
(d)    to the extent permitted by the Administrator, delivery of a promissory note or any other property that the Administrator determines is good and valuable consideration; or

(e)    any combination of the above permitted payment forms (including cash, wire transfer or check).
ARTICLE VI.
RESTRICTED STOCK; RESTRICTED STOCK UNITS; DIVIDEND EQUIVALENTS
6.1    General. The Administrator may grant Restricted Stock, or the right to purchase Restricted Stock, to any Service Provider, subject to the Company’s right to repurchase all or part of such Shares at their issue price or other stated or formula price from the Participant (or to require forfeiture of such Shares if issued at no cost) if conditions the Administrator specifies in the Award Agreement are not satisfied before the end of the applicable restriction period or periods that the Administrator establishes for such Award. In addition, the Administrator may grant to Service Providers Restricted Stock Units, which may be subject to vesting and forfeiture conditions during the applicable restriction period or periods, as set forth in an Award Agreement. The Administrator will determine and set forth in the Award Agreement the terms and conditions for each Restricted Stock and Restricted Stock Unit Award, subject to the conditions and limitations contained in the Plan.
6.2    Restricted Stock.
(a)    Dividends. Participants holding Restricted Stock will be entitled to all ordinary cash dividends paid with respect to such Shares, unless the Administrator provides otherwise in the Award Agreement. Unless the Administrator provides otherwise, with respect to any award of Restricted Stock, dividends which are paid to holders of Common Stock prior to vesting shall be paid to the Participant upon vesting of the underlying Restricted Stock. In addition, unless the Administrator provides otherwise, if any dividends or distributions are paid in Shares, or consist of a dividend or distribution to holders of Common Stock of property other than an ordinary cash dividend, the Shares or other property will be subject to the same restrictions on transferability and forfeitability as the Restricted Stock with respect to which they were paid.
(b)    Stock Certificates. The Company may require that the Participant deposit in escrow with the Company (or its designee) any stock certificates issued in respect of Restricted Stock, together with a stock power endorsed in blank.
6.3    Restricted Stock Units.
(a)    Settlement. The Administrator may provide that settlement of Restricted Stock Units will occur upon or as soon as reasonably practicable after the Restricted Stock Units vest or will instead be deferred, on a mandatory basis or at the Participant’s election, in a manner intended to comply with Section 409A.
(b)    Stockholder Rights. A Participant will have no rights of a stockholder with respect to Shares subject to any Restricted Stock Unit unless and until the Shares are delivered in settlement of the Restricted Stock Unit.
6.4    Dividend Equivalents. If the Administrator provides, a grant of Restricted Stock Units or an Other Stock or Cash Based Award may provide a Participant with the right to receive Dividend Equivalents. Dividend Equivalents may be settled in cash or Shares and may be subject to the same restrictions on transferability and forfeitability as the Restricted Stock Units with respect to which the Dividend Equivalents are granted and subject to other terms and conditions as set forth in the Award Agreement. Notwithstanding anything to the contrary contained herein, Dividend Equivalents with respect to an Award shall be paid to the Participant upon vesting of the underlying Award, unless the Administrator provides otherwise or unless deferred in a manner intended to comply with Section 409A.
ARTICLE VII.
OTHER STOCK OR CASH BASED AWARDS
Other Stock or Cash Based Awards may be granted to Participants, including Awards entitling Participants to receive Shares to be delivered in the future and including annual or other periodic or long-term cash bonus awards (whether based on specified Performance Criteria or otherwise), in each case subject to any conditions and limitations in the Plan. Such Other Stock or Cash Based Awards will also be available as a payment form in the settlement of other Awards, as standalone payments and as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock or Cash Based Awards may be paid in Shares, cash or other property, as the Administrator determines. Subject to the provisions of the Plan, the Administrator will determine the terms and conditions of each Other Stock or Cash Based Award, including any purchase price, performance goal (which may be based on the Performance Criteria), transfer restrictions and vesting conditions, which will be set forth in the applicable Award Agreement.
ARTICLE VIII.
ADJUSTMENTS FOR CHANGES IN COMMON STOCK
AND CERTAIN OTHER EVENTS
8.1    Equity Restructuring(a)    . In connection with any Equity Restructuring, notwithstanding anything to the contrary in this Article VIII, the Administrator will equitably adjust each outstanding Award as it deems appropriate to reflect the Equity Restructuring, which may include adjusting the number and type of securities subject to each outstanding Award and/or the Award’s exercise price, grant price and/or applicable performance goals (if applicable), granting new Awards to Participants, and making a cash payment to Participants. The adjustments provided under this Section 8.1 will be nondiscretionary, final and binding on the affected Participant and the Company; provided that the Administrator will determine whether an adjustment is equitable.
8.2    Corporate Transactions. In the event that the Administrator determines that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), reorganization, merger, consolidation, combination, repurchase, recapitalization, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or sale or exchange of Common Stock or other securities of the Company, Change in Control, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, other similar corporate transaction or event, other unusual or nonrecurring transaction or event affecting the Company or its financial statements or any change in any Applicable Laws or accounting principles, the Administrator, on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event (except that action to give effect to a change in Applicable Law or accounting principles may be made within a reasonable period of time after such change) and either automatically or upon the Participant’s request, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to (x) prevent dilution or enlargement of the benefits or potential benefits intended by the Company to be made available under the Plan or with respect to any Award granted or issued under the Plan, (y) to facilitate such transaction or event or (z) give effect to such changes in Applicable Laws or accounting principles:

(a)    To provide for the cancellation of any such Award in exchange for either an amount of cash or other property with a value equal to the amount that could have been obtained upon the exercise or settlement of the vested portion of such Award or realization of the Participant’s rights under the vested portion of such Award, as applicable; provided that, if the amount that could have been obtained upon the exercise or settlement of the vested portion of such Award or realization of the Participant’s rights, in any case, is equal to or less than zero, then the Award may be terminated without payment;
(b)    To provide that such Award shall vest and, to the extent applicable, be exercisable as to all Shares covered thereby, notwithstanding anything to the contrary in the Plan or the provisions of such Award;
(c)    To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of Shares and/or applicable exercise or purchase price, in all cases, as determined by the Administrator;
(d)    To make adjustments in the number and type of Shares (or other securities or property) subject to outstanding Awards and/or with respect to which Awards may be granted under the Plan (including, but not limited to, adjustments of the limitations in Article IV) and/or in the terms and conditions of (including the grant or exercise price or applicable performance goals), and the criteria included in, outstanding Awards;
(e)    To replace such Award with other rights or property selected by the Administrator; and/or
(f)    To provide that the Award will terminate and cannot vest, be exercised or become payable after the applicable event.
8.3    Change in Control. Except as may otherwise be provided in any applicable Award Agreement or other written agreement entered into between the Company (or an Affiliate) and a Participant, if a Change in Control occurs and a Participant’s outstanding Awards are not continued, converted, assumed or replaced by the surviving or successor entity in such Change in Control, in any case, as determined by the Administrator, then immediately prior to the Change in Control such outstanding Awards, to the extent not continued, converted, assumed or replaced, shall become fully vested and, as applicable, exercisable and shall be deemed exercised or canceled in exchange for payment of the transaction consideration (net of any applicable exercise or purchase price due) immediately prior to the consummation of such transaction, and all forfeiture, repurchase and other restrictions on such Awards shall lapse immediately prior to such transaction. If an Award vests and, as applicable, is exercised or canceled and paid out in lieu of continuation, conversion, assumption or replacement in connection with a Change in Control, the Administrator shall notify the Participant of such vesting and any applicable deemed exercise or cancellation and payout, and the Award shall terminate upon the Change in Control.
8.4    Administrative Standstill. In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other extraordinary transaction or change affecting the Shares or the share price of Common Stock, including any Equity Restructuring or any securities offering or other similar transaction, for administrative convenience, the Administrator may refuse to permit the exercise of any Award for up to sixty days before or after such transaction.
8.5    General. Except as expressly provided in the Plan or the Administrator’s action under the Plan, no Participant will have any rights due to any subdivision or consolidation of Shares of any class, dividend payment, increase or decrease in the number of Shares of any class or dissolution, liquidation, merger, or consolidation of the Company or other corporation. Except as expressly provided with respect to an Equity Restructuring under Section 8.1 above or the Administrator’s action under the Plan, no issuance by the Company of Shares of any class, or securities convertible into Shares of any class, will affect, and no adjustment will be made regarding, the number of Shares subject to an Award or the Award’s grant or exercise price. The existence of the Plan, any Award Agreements and the Awards granted hereunder will not affect or restrict in any way the Company’s right or power to make or authorize (i) any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, (ii) any merger, consolidation, dissolution or liquidation of the Company or sale of Company assets or (iii) any sale or issuance of securities, including securities with rights superior to those of the Shares or securities convertible into or exchangeable for Shares. The Administrator may treat Participants and Awards (or portions thereof) differently under this Article VIII.
ARTICLE IX.
GENERAL PROVISIONS APPLICABLE TO AWARDS
9.1    Transferability. Except as the Administrator may determine or provide in an Award Agreement or otherwise for Awards, in accordance with Applicable Laws, Awards may not be sold, assigned, transferred, pledged or otherwise encumbered, either voluntarily or by operation of law, except by will or the laws of descent and distribution, or, subject to the Administrator’s consent, pursuant to a domestic relations order, and, during the life of the Participant, will be exercisable only by the Participant. Any permitted transfer of an Award hereunder shall be without consideration, except as required by Applicable Law. References to a Participant, to the extent relevant in the context, will include references to a Participant’s authorized transferee that the Administrator specifically approves under Applicable Law.
9.2    Documentation. Each Award will be evidenced in an Award Agreement, as the Administrator determines. Each Award may contain terms and conditions in addition to those set forth in the Plan.
9.3    Discretion. Except as the Plan otherwise provides, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award to a Participant need not be identical, and the Administrator need not treat Participants or Awards (or portions thereof) uniformly.
9.4    Termination of Status. The Administrator will determine how the disability, death, retirement, authorized leave of absence or any other change or purported change in a Participant’s Service Provider status affects an Award and the extent to which, and the period during which, the Participant, the Participant’s legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award, if applicable.
9.5    Withholding. Each Participant must pay the Company, or make provision satisfactory to the Administrator for payment of, any taxes required by Applicable Law to be withheld in connection with such Participant’s Awards by the date of the event creating the tax liability. Except as set forth in an applicable Award Agreement, the Company or one of its Subsidiaries may, to the extent Applicable Laws permit, deduct an amount sufficient to satisfy such tax obligations based on withholding rates up to the maximum individual statutory withholding rates in the applicable jurisdiction from any payment of any kind otherwise due to a Participant. Subject to Section 10.8 and any Company insider trading policy (including blackout periods) and Applicable Laws, Participants may satisfy such tax obligations (i) in cash, by wire transfer of immediately available funds, by check made payable to the order of the Company, provided that the Company may limit the use of the foregoing payment forms in its discretion, , (ii) to the extent permitted by the Administrator, in whole or in part by delivery of Shares, including Shares delivered by attestation and Shares retained from the Award creating the tax obligation, valued at their fair market value on the date of delivery, (iii) if there is a public market for Shares at the time the tax obligations are satisfied, unless the Company otherwise determines, (A) delivery (including electronically or telephonically to the extent permitted by the Company) of an irrevocable and unconditional undertaking by a broker acceptable to the Company to deliver promptly to the Company sufficient funds to satisfy the tax obligations, or (B) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a broker acceptable to the Company to deliver promptly to the Company cash or a check sufficient to satisfy the tax withholding; provided that such amount is paid to the Company at such time as may be required by the Administrator, (iv) to the extent permitted by the Company, delivery of a promissory note or any other property that the Company determines is good and valuable consideration, or (v) to the extent permitted by the Company, any combination of the foregoing payment forms approved by the Administrator. If any tax withholding obligation will be satisfied under clause (ii) of the immediately preceding sentence by the Company’s retention of Shares from the Award creating the tax obligation and there is a public market for Shares at the time the tax obligation is satisfied, the Company may elect to instruct any brokerage firm determined acceptable to the Company for such purpose to sell on the applicable Participant’s behalf some or all of the Shares retained and to remit the proceeds of the sale to the Company or its designee, and each Participant’s acceptance of an Award under the Plan will constitute the Participant’s authorization to the Company and instruction and authorization to such brokerage firm to complete the transactions described in this sentence.
9.6    Amendment of Award; Repricing. The Administrator may amend, modify or terminate any outstanding Award, including by substituting another Award of the same or a different type, changing the exercise or settlement date and converting an Incentive Stock Option to a Non-Qualified Stock Option. The Participant’s consent to such action will be required unless (i) the Administrator determines that the action, taking into account any related action, would not materially and adversely affect the Participant’s rights under the Award, or (ii) the change is permitted under Article VIII or pursuant to Section 10.6. Subject to Article VIII, the Administrator shall not, without the approval of the stockholders of the Company, (i) authorize the amendment of any outstanding Option or Stock Appreciation Right to reduce its price per share, or (ii) cancel any Option or Stock Appreciation Right in exchange for cash or another Award when the Option or Stock Appreciation Right price per share exceeds the Fair Market Value of the underlying Shares.
9.7    Conditions on Delivery of Stock. The Company will not be obligated to deliver any Shares under the Plan or remove restrictions from Shares previously delivered under the Plan until (i) all Award conditions have been met or removed to the Company’s satisfaction, (ii) as determined by the Company, all other legal matters regarding the issuance and delivery of such Shares have been satisfied, including any applicable securities laws and stock exchange or stock market rules and regulations, (iii) if so requested by the Company, the Participant has granted any voting proxy and/or power of attorney in favor of a person or persons designated by the Board or the Committee and (iv) the Participant has executed and delivered to the Company such representations or agreements as the Administrator deems necessary or appropriate to satisfy any Applicable Laws. The Company’s inability to obtain authority from any regulatory body having jurisdiction, which the Administrator determines is necessary to the lawful issuance and sale of any securities, will relieve the Company of any liability for failing to issue or sell such Shares as to which such requisite authority has not been obtained.

9.8    Acceleration. The Administrator may at any time provide that any Award will become immediately vested and fully or partially exercisable, free of some or all restrictions or conditions, or otherwise fully or partially realizable.
9.9    Additional Terms of Incentive Stock Options. The Administrator may grant Incentive Stock Options only to employees of the Company, any of its present or future parent or subsidiary corporations, as defined in Sections 424(e) or (f) of the Code, respectively, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code. If an Incentive Stock Option is granted to a Greater Than 10% Stockholder, the exercise price will not be less than 110% of the Fair Market Value on the Option’s grant date, and the term of the Option will not exceed five years. All Incentive Stock Options will be subject to and construed consistently with Section 422 of the Code. By accepting an Incentive Stock Option, the Participant agrees to give prompt notice to the Company of dispositions or other transfers (other than in connection with a Change in Control) of Shares acquired under the Option made within (i) two years from the grant date of the Option or (ii) one year after the transfer of such Shares to the Participant, specifying the date of the disposition or other transfer and the amount the Participant realized, in cash, other property, assumption of indebtedness or other consideration, in such disposition or other transfer. Neither the Company nor the Administrator will be liable to a Participant, or any other party, if an Incentive Stock Option fails or ceases to qualify as an “incentive stock option” under Section 422 of the Code. Any Incentive Stock Option or portion thereof that fails to qualify as an “incentive stock option” under Section 422 of the Code for any reason, including becoming exercisable with respect to Shares having a fair market value exceeding the $100,000 limitation under Treasury Regulation Section 1.422-4, will be a Non-Qualified Stock Option.
9.10    Cash Settlement. Without limiting the generality of any other provision of the Plan, the Administrator may provide, in an Award Agreement or subsequent to the grant of an Award, in its discretion, that any Award may be settled in cash, Shares or a combination thereof.
ARTICLE X.
MISCELLANEOUS
10.1    No Right to Employment or Other Status. No person will have any claim or right to be granted an Award, and the grant of an Award will not be construed as giving a Participant the right to continued employment or any other relationship with the Company or any of its Subsidiaries. The Company and its Subsidiaries expressly reserve the right at any time to dismiss or otherwise terminate their respective relationships with a Participant free from any liability or claim under the Plan or any Award, except as expressly provided in an Award Agreement.
10.2    No Rights as Stockholder; Certificates. Subject to the Award Agreement, no Participant or Designated Beneficiary will have any rights as a stockholder with respect to any Shares to be distributed under an Award until becoming the record holder of such Shares. Notwithstanding any other provision of the Plan, unless the Administrator otherwise determines or Applicable Laws require, the Company will not be required to deliver to any Participant certificates evidencing Shares issued in connection with any Award and instead such Shares may be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator). The Company may place legends on stock certificates issued under the Plan that the Administrator deems necessary or appropriate to comply with Applicable Laws.
10.3    Effective Date and Term of Plan. The Plan (as amended and restated) will become effective on the date on it is approved by the Company’s stockholders (the “Effective Date”) and will remain in effect until terminated by the Administrator in accordance with the Plan. No Awards may be granted under the Plan during any suspension period or after Plan termination. Notwithstanding anything in the Plan to the contrary, an Incentive Stock Option may not be granted under the Plan after ten years from the earlier of (i) the date the Board adopted the Plan or (ii) the date the Company’s stockholders approved the Plan, but Awards previously granted may extend beyond that date in accordance with the Plan. Notwithstanding anything to the contrary contained herein, if the Plan is not approved by the Company’s stockholders, the Plan will not become effective, no Awards will be granted under the Plan, and the Original Plan will continue in full force and effect in accordance with its terms.
10.4    Amendment of Plan. The Administrator may amend, suspend or terminate the Plan at any time; provided that no amendment, other than an increase to the Overall Share Limit, may materially and adversely affect any Award outstanding at the time of such amendment without the affected Participant’s consent. Awards outstanding at the time of any Plan suspension or termination will continue to be governed by the Plan and the Award Agreement, as in effect before such suspension or termination. The Board will obtain stockholder approval of any Plan amendment to the extent necessary to comply with Applicable Laws.
10.5    Provisions for Foreign Participants. The Administrator may modify Awards granted to Participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the Plan to address differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.
10.6    Section 409A.
(a)    General. The Company intends that all Awards be structured to comply with, or be exempt from, Section 409A, such that no adverse tax consequences, interest or penalties under Section 409A apply. Notwithstanding anything in the Plan or any Award Agreement to the contrary, the Administrator may, without a Participant’s consent, amend this Plan or Awards, adopt policies and procedures or take any other actions (including amendments, policies, procedures and retroactive actions) as are necessary or appropriate to preserve the intended tax treatment of Awards, including any such actions intended to (A) exempt this Plan or any Award from Section 409A, or (B) comply with Section 409A, including regulations, guidance, compliance programs and other interpretative authority that may be issued after an Award’s grant date. The Company makes no representations or warranties as to an Award’s tax treatment under Section 409A or otherwise. The Company will have no obligation under this Section 10.6 or otherwise to avoid the taxes, penalties or interest under Section 409A with respect to any Award and will have no liability to any Participant or any other person if any Award, compensation or other benefits under the Plan are determined to constitute noncompliant “nonqualified deferred compensation” subject to taxes, penalties or interest under Section 409A.
(b)    Separation from Service. If an Award constitutes “nonqualified deferred compensation” under Section 409A, any payment or settlement of such Award upon a termination of a Participant’s Service Provider relationship will, to the extent necessary to avoid taxes under Section 409A, be made only upon the Participant’s “separation from service” (within the meaning of Section 409A), whether such “separation from service” occurs upon or after the termination of the Participant’s Service Provider relationship. For purposes of this Plan or any Award Agreement relating to any such payments or benefits, references to a “termination,” “termination of employment” or like terms means a “separation from service.” Furthermore, notwithstanding any contrary provision of the Plan or any Award Agreement, any payment of “nonqualified deferred compensation” under the Plan that may be made in installments shall be treated as a right to receive a series of separate and distinct payments.
(c)    Payments to Specified Employees. Notwithstanding any contrary provision in the Plan or any Award Agreement, any payment(s) of “nonqualified deferred compensation” required to be made under an Award subject to Section 409A to a “specified employee” (as defined under

Section 409A and as the Administrator determines) due to his or her “separation from service” will, to the extent necessary to avoid taxes under Section 409A(a)(2)(B)(i) of the Code, be delayed for the six-month period immediately following such “separation from service” (or, if earlier, until the specified employee’s death) and will instead be paid (as set forth in the Award Agreement) on the day immediately following such six-month period or as soon as administratively practicable thereafter (without interest). Any payments of “nonqualified deferred compensation” under such Award payable more than six months following the Participant’s “separation from service” will be paid at the time or times the payments are otherwise scheduled to be made.
10.7    Limitations on Liability. Notwithstanding any other provisions of the Plan, and to the extent allowable pursuant to Applicable Law and the Company’s charter and bylaws, no individual acting as a director, officer, other employee or agent of the Company or any Subsidiary will be liable to any Participant, former Participant, spouse, beneficiary or any other person for any claim, loss, liability or expense incurred in connection with the Plan or any Award, and such individual will not be personally liable with respect to the Plan because of any contract or other instrument executed in his or her capacity as an Administrator, director, officer, other employee or agent of the Company or any Subsidiary. The Company will indemnify and hold harmless each director, officer, other employee and agent of the Company or any Subsidiary that has been or will be granted or delegated any duty or power relating to the Plan’s administration or interpretation, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Administrator’s approval) arising from any act or omission concerning this Plan unless arising from such person’s own fraud or bad faith.
10.8    Lock-Up Period. The Company may, at the request of any underwriter representative or otherwise, in connection with registering the offering of any Company securities under the Securities Act, prohibit Participants from, directly or indirectly, selling or otherwise transferring any Shares or other Company securities during a period of up to one hundred eighty days following the effective date of a Company registration statement filed under the Securities Act, or such longer period as determined by the underwriter.
10.9    Data Privacy. As a condition for receiving any Award, each Participant explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this paragraph by and among the Company and its Subsidiaries and affiliates exclusively for implementing, administering and managing the Participant’s participation in the Plan. The Company and its Subsidiaries and affiliates may hold certain personal information about a Participant, including the Participant’s name, address and telephone number; birthdate; social security number, insurance number or other identification number; salary; nationality; job title(s); any Shares held in the Company or its Subsidiaries and affiliates; and Award details, to implement, manage and administer the Plan and Awards (the “Data”). The Company and its Subsidiaries and affiliates may transfer the Data amongst themselves as necessary to implement, administer and manage a Participant’s participation in the Plan, and the Company and its Subsidiaries and affiliates may transfer the Data to third parties assisting the Company with Plan implementation, administration and management. These recipients may be located in the Participant’s country, or elsewhere, and the Participant’s country may have different data privacy laws and protections than the recipients’ country. By accepting an Award, each Participant authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, to implement, administer and manage the Participant’s participation in the Plan, including any required Data transfer to a broker or other third party with whom the Company or the Participant may elect to deposit any Shares. The Data related to a Participant will be held only as long as necessary to implement, administer, and manage the Participant’s participation in the Plan. A Participant may, at any time, view the Data that the Company and its Subsidiaries and affiliates hold regarding such Participant, request additional information about the storage and processing of the Data regarding such Participant, recommend any necessary corrections to the Data regarding the Participant or refuse or withdraw the consents in this Section 10.9 in writing, without cost, by contacting the local human resources representative. The Company may cancel a Participant’s ability to participate in the Plan and, in the Administrator’s discretion, the Participant may forfeit any outstanding Awards if the Participant refuses or withdraws the consents in this Section 10.9. For more information on the consequences of refusing or withdrawing consent, Participants may contact their local human resources representative.
10.10    Severability. If any portion of the Plan or any action taken under it is held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as if the illegal or invalid provisions had been excluded, and the illegal or invalid action will be null and void.
10.11    Governing Documents. If any contradiction occurs between the Plan and any Award Agreement or other written agreement between a Participant and the Company (or any Subsidiary) that the Administrator has approved, the Plan will govern, unless it is expressly specified in such Award Agreement or other written document that a specific provision of the Plan will not apply. In addition, the Awards granted and Shares issuable and issued pursuant to this Plan are subject to Section 4 of the Charter regarding the conversion of Shares of Class B Common Stock to Class A Common Stock.
10.12    Governing Law. The Plan and all Awards will be governed by and interpreted in accordance with the laws of the State of Delaware, disregarding any state’s choice-of-law principles requiring the application of a jurisdiction’s laws other than the State of Delaware.
10.13    Claw-back Provisions. All Awards (including, without limitation, any proceeds, gains or other economic benefit actually or constructively received by Participant upon any receipt or exercise of any Award or upon the receipt or sale of any Shares underlying the Award) shall be subject to the provisions of any clawback policy implemented by the Company, including, without limitation, the Company’s Policy for Recovery of Erroneously Awarded Compensation and any other clawback policy adopted to comply with Applicable Laws, as and to the extent set forth in such clawback policy or the Award Agreement.
10.14    Titles and Headings. The titles and headings of the Sections in the Plan are for convenience of reference only and, if any conflict, the Plan’s text, rather than such titles or headings, will control.
10.15    Conformity to Applicable Laws. Participant acknowledges that the Plan is intended to conform to the extent necessary with Applicable Laws. Notwithstanding anything herein to the contrary, the Plan and all Awards will be administered only in conformance with Applicable Laws. To the extent Applicable Laws permit, the Plan and all Award Agreements will be deemed amended as necessary to conform to Applicable Laws.
10.16    Relationship to Other Benefits. No payment under the Plan will be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except as expressly provided in writing in such other plan or an agreement thereunder.
10.17    Broker-Assisted Sales. In the event of a broker-assisted sale of Shares in connection with the payment of amounts owed by a Participant under or with respect to the Plan or Awards, including amounts to be paid under the final sentence of Section 9.5: (a) any Shares to be sold through the broker-assisted sale will be sold on the day the payment first becomes due, or as soon thereafter as practicable; (b) such Shares may be sold as part of a block trade with other Participants in the Plan in which all participants receive an average price; (c) the applicable Participant will be responsible for all broker’s fees and other costs of sale, and by accepting an Award, each Participant agrees to indemnify and hold the Company and its Subsidiaries harmless from any losses, costs, damages or expenses relating to any such sale; (d) to the extent the Company, its Subsidiaries or their designees receives proceeds of such sale that exceed the amount owed, the Company or its Subsidiary will pay such excess in cash to the applicable Participant as soon as reasonably practicable; (e) the Company, its Subsidiaries and their designees are under no obligation to arrange for such sale at any particular price; and (f) in the event the proceeds of such sale are insufficient to satisfy the Participant’s applicable obligation, the Participant may be required to pay immediately upon demand to the Company or its designee an amount in cash sufficient to satisfy any remaining portion of the Participant’s obligation.
10.18    Arbitration. Any and all claims, grievances, demands, controversies, causes of action or disputes of any nature whatsoever (collectively, “Claims”), arising out of, in connection with, or in relation to this Plan, or Awards granted hereunder, or the arbitrability of any Claims under this Plan, will be resolved by final and binding arbitration administered by the Los Angeles, California offices of JAMS/Endispute in accordance with the then-existing JAMS/Endispute Arbitration Rules applicable to employment agreements. The Participant and the Company will select a mutually acceptable neutral arbitrator from the panel of arbitrators serving with any of JAMS/Endispute’s offices, but in the event the parties cannot agree on an arbitrator, the Administrator of JAMS/Endispute will appoint an arbitrator from such panel (the arbitrator so selected or appointed, the “Arbitrator”). The Arbitrator may provide all appropriate remedies (at law and equity) or judgments that could be awarded by a court of law in Delaware, and that, upon good cause shown, the Arbitrator will afford the parties adequate discovery, including deposition discovery. Except as provided herein, the Federal Arbitration Act will govern the interpretation, enforcement and all actions pursuant to this Section 10.18. The Arbitrator will be bound by and will strictly enforce the terms of this Section 10.18 and may not limit, expand or otherwise modify its terms. The Arbitrator will make a good faith effort to apply the substantive law (and the law of remedies, if applicable) of the state of Delaware, or federal law, or both, as applicable, without reference to its conflicts of laws provisions. The Arbitrator is without jurisdiction to apply any different substantive law. The Arbitrator will be bound to honor claims of privilege or work-product doctrine recognized at law, but the Arbitrator will have the discretion to determine whether any such claim of privilege or work product doctrine applies. The Arbitrator will render an award and a written, reasoned opinion in support thereof. The Arbitrator will have power and authority to award any appropriate remedy (in law or equity) or judgment that could be awarded by a court of law in Delaware, which may include reasonable attorneys’ fees to the prevailing party. The award rendered by arbitration will be final and binding upon the parties to arbitration, and judgment upon the award may be entered in any court having jurisdiction thereof. Neither a party nor the Arbitrator will disclose the existence, content, or results of any arbitration hereunder without the prior written consent of all parties. Adherence to this dispute resolution process will not limit the parties’ right to obtain any provisional remedy, including, without limitation, injunctive or similar relief, from any court of competent jurisdiction as may be necessary to protect their rights and interests. Notwithstanding the foregoing sentence, this dispute resolution procedure is intended to be the exclusive method of resolving any Claims arising out of or relating to the Plan. Subject to the Arbitrator’s award, the Company will pay fees and expenses with respect to this dispute resolution process and any action related thereto.
10.19    [Reserved].
ARTICLE XI.
DEFINITIONS
As used in the Plan, the following words and phrases will have the following meanings:

11.1    “Administrator” means the Board or a Committee to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee.
11.2    “Applicable Laws” means any applicable law, including without limitation: (a) provisions of the Code, the Securities Act, the Exchange Act and any rules or regulations thereunder; (b) corporate, securities, tax or other laws, statutes, rules, requirements or regulations, whether U.S. or non-U.S. federal, state or local; and (c) rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded.
11.3    “Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Dividend Equivalents or Other Stock or Cash Based Awards.
11.4    “Award Agreement” means a written agreement evidencing an Award, which may be electronic, that contains such terms and conditions as the Administrator determines, consistent with and subject to the terms and conditions of the Plan.
11.5    “Board” means the Board of Directors of the Company.
11.6    “Change in Control” means and includes each of the following:
(a)    A transaction or series of transactions (other than an offering of Common Stock to the general public through a registration statement filed with the Securities and Exchange Commission or a transaction or series of transactions that meets the requirements of clauses (i) and (ii) of subsection (c) below) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its Subsidiaries, any Permitted Holder, an employee benefit plan maintained by the Company or any of its Subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of equity securities of the Company possessing more than 50% of the total combined voting power of the Company’s equity securities outstanding immediately after such acquisition; or
(b)    During any period of two consecutive years commencing no earlier than the Final Conversion Date (as defined in the Charter), individuals who, at the beginning of such period, constitute the Board together with any new Director(s) (other than a Director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in subsections (a) or (c)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the Directors then still in office who either were Directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or
(c)    The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination, (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:
(i)    which results in the Company’s voting equity securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting equity securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting equity securities immediately after the transaction, and
(ii)    after which no person or group beneficially owns voting equity securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this clause (ii) as beneficially owning 50% or more of the combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction.
Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any Award (or portion of any Award) that provides for the deferral of compensation that is subject to Section 409A, to the extent required to avoid the imposition of additional taxes under Section 409A, the transaction or event described in subsection (a), (b) or (c) with respect to such Award (or portion thereof) shall only constitute a Change in Control for purposes of the payment timing of such Award if such transaction also constitutes a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5).
The Administrator shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control has occurred pursuant to the above definition, the date of the occurrence of such Change in Control and any incidental matters relating thereto; provided that any exercise of authority in conjunction with a determination of whether a Change in Control is a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) shall be consistent with such regulation.
11.7    “Charter” means the Company’s amended and restated certificate of incorporation, as it may be amended from time to time.
11.8    “Class A Common Stock” means the Class A common stock of the Company, par value of $0.001 per share.
11.9    “Class B Common Stock” means the Class B common stock of the Company, par value of $0.001 per share.
11.10    “Closing Date” means the date on which the Company’s initial public offering closed.
11.11    “Code” means the Internal Revenue Code of 1986, as amended, and the regulations issued thereunder.
11.12    “Committee” means one or more committees or subcommittees of the Board, which may include one or more Company directors or executive officers, to the extent Applicable Laws permit. To the extent required to comply with the provisions of Rule 16b-3, it is intended that each member of the Committee will be, at the time the Committee takes any action with respect to an Award that is subject to Rule 16b-3, a “non-employee director” within the meaning of Rule 16b-3; however, a Committee member’s failure to qualify as a “non-employee director” within the meaning of Rule 16b-3 will not invalidate any Award granted by the Committee that is otherwise validly granted under the Plan.

11.13    “Common Stock” means either the Class A Common Stock or Class B Common Stock of the Company.
11.14    “Company” means Houlihan Lokey, Inc., a Delaware corporation, or any successor.
11.15    “Consultant” means any consultant or advisor engaged by the Company or a Subsidiary to render services to such entity, in each case that can be granted an Award that is eligible to be registered on a Form S-8 Registration Statement.
11.16    “Designated Beneficiary” means the beneficiary or beneficiaries the Participant designates, in a manner the Administrator determines, to receive amounts due or exercise the Participant’s rights if the Participant dies or becomes incapacitated. Without a Participant’s effective designation, “Designated Beneficiary” will mean the Participant’s estate.
11.17    “Director” means a Board member.
11.18    “Dividend Equivalents” means a right granted to a Participant under the Plan to receive the equivalent value (in cash or Shares) of dividends paid on Shares.
11.19    “Employee” means any employee of the Company or its Subsidiaries.
11.20    “Equity Restructuring” means, as the Administrator determines, a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off or recapitalization through a large, nonrecurring cash dividend, or other large, nonrecurring cash dividend that affects the number or kind of Shares (or other Company securities) or the share price of Common Stock (or other Company securities) and causes a change in the per share value of the Common Stock underlying outstanding Awards.
11.21    “Exchange Act” means the Securities Exchange Act of 1934, as amended.
11.22    “Fair Market Value” means, as of any date, the value of Common Stock determined as follows: (i) if the Common Stock is listed on any established stock exchange, the closing sales price for such Common Stock as quoted on such exchange for such date, or if no sale occurred on such date, the last day preceding such date during which a sale occurred, as reported in The Wall Street Journal or another source the Administrator deems reliable; (ii) if the Common Stock is not traded on a stock exchange but is quoted on a national market or other quotation system, the closing sales price on such date, or if no sales occurred on such date, then on the last date preceding such date during which a sale occurred, as reported in The Wall Street Journal or another source the Administrator deems reliable; or (iii) without an established market for the Common Stock, the Administrator will determine the Fair Market Value in its discretion.
11.23    “Greater Than 10% Stockholder” means an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or its parent or subsidiary corporation, as defined in Section 424(e) and (f) of the Code, respectively.
11.24    “Incentive Stock Option” means an Option intended to qualify as an “incentive stock option” as defined in Section 422 of the Code.

11.25    “Non-Qualified Stock Option” means an Option, or portion thereof, not intended to qualify, or not qualifying, as an Incentive Stock Option.
11.26    “Option” means an option to purchase Shares.
11.27    “Other Stock or Cash Based Awards” means cash awards, awards of Shares, and other awards valued wholly or partially by referring to, or are otherwise denominated in, based on or linked to, Shares or other property.
11.28    “Overall Share Limit” means, with respect to Awards made under the Plan on or after [_____], 20261, the sum of (i) 12,000,000 Shares, and (ii) an annual increase on the first day of each fiscal year beginning on April 1, 2027 and ending on (and including) April 1, 2036 equal to the lesser of (a) 1% of the Shares of Class A Common Stock and Class B Common Stock outstanding on the last day of the immediately preceding fiscal year, assuming the conversion of any shares of preferred stock, and including shares issuable upon the exercise or payment of stock options, warrants and other equity securities with respect to which shares have not actually been issued and (b) such smaller number of Shares as may be determined by the Board, which may be issued as Shares of Class A Common Stock or Shares of Class B Common Stock, as determined by the Administrator in its sole discretion and to the extent such class of Common Stock exists from time to time.
11.29    “Participant” means a Service Provider who has been granted an Award.
11.30    “Performance Criteria” mean the criteria (and adjustments) that the Administrator, in its sole discretion, may select for an Award to establish performance goals for a performance period, which may include, but is not limited to, the following:
(a)    net earnings or losses (either before or after one or more of interest, taxes, depreciation, amortization, and non-cash equity-based compensation expense); gross or net sales or revenue or sales or revenue growth; net income (either before or after taxes) or adjusted net income; profits (including but not limited to gross profits, net profits, profit growth, net operation profit or economic profit), profit return ratios or operating margin; budget or operating earnings (either before or after taxes or before or after allocation of corporate overhead and bonus); cash flow (including operating cash flow and free cash flow or cash flow return on capital); return on assets; return on capital or invested capital; cost of capital; return on stockholders’ equity; total stockholder return; return on sales; costs, reductions in costs and cost control measures; expenses; working capital; earnings or loss per share; adjusted earnings or loss per share; price per share or dividends per share (or appreciation in or maintenance of such price or dividends); regulatory achievements or compliance; implementation, completion or attainment of objectives relating to research, development, regulatory, commercial, or strategic milestones or developments; market share; economic value or economic value added models; division, group or corporate financial goals; customer satisfaction/growth; customer service; employee satisfaction; recruitment and maintenance of personnel; human resources management; supervision of litigation and other legal matters; strategic partnerships and transactions; financial ratios (including those measuring liquidity, activity, profitability or leverage); debt levels or reductions; sales-related goals; financing and other capital raising transactions; cash on hand; acquisition activity; investment sourcing activity; compensation ratio; and marketing initiatives, any of which may be measured in absolute terms or as compared to any incremental increase or decrease, peer group results, or market performance indicators or indices.
1 NTD: Date of stockholder approval.

(b)        The Committee, in its sole discretion, may provide for the exclusion of the impact of an event or occurrence which the Committee determines should appropriately be excluded, including (i) restructurings, discontinued operations, special items, and other unusual, infrequently occurring or non-recurring charges, events or items; (ii) asset sales or write-downs; (iii) litigation or claim judgments or settlements; (iv) acquisitions or divestitures; (v) reorganization or change in the corporate structure or capital structure of the Company; (vi) an event either not directly related to the operations of the Company, Subsidiary, division, business segment or business unit or not within the reasonable control of management; (vii) foreign exchange gains and losses; (viii) a change in the fiscal year of the Company; (ix) the refinancing or repurchase of bank loans or debt securities; (x) unbudgeted capital expenditures; (xi) the issuance or repurchase of equity securities and other changes in the number of outstanding shares; (xii) conversion of some or all of convertible securities to Common Stock; (xiii) any event that disrupts the normal operations of the Company; (xiv) changes in pricing; (xv) changes in foreign currency exchange rates; (xvi) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles; (xvii) unusual tax transactions; or (xviii) the effect of changes in other laws or regulatory rules affecting reported results.
11.31    “Permitted Holder” means any of (i) the voting trust established pursuant to the Voting Trust Agreement and (ii) ORIX USA Corporation and any wholly-owned subsidiary thereof.
11.32    “Plan” means this Second Amended and Restated Houlihan Lokey, Inc. 2016 Incentive Award Plan.
11.33    “Restricted Stock” means Shares awarded to a Participant under Article VI subject to certain vesting conditions and other restrictions.
11.34    “Restricted Stock Unit” means an unfunded, unsecured right to receive, on the applicable settlement date, one Share or an amount in cash or other consideration determined by the Administrator to be of equal value as of such settlement date, subject to certain vesting conditions and other restrictions.
11.35    “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act.
11.36    “Section 409A” means Section 409A of the Code and all regulations, guidance, compliance programs and other interpretative authority thereunder.
11.37    “Securities Act” means the Securities Act of 1933, as amended.
11.38    “Service Provider” means an Employee, Consultant or Director.
11.39    “Shares” means shares of Common Stock.
11.40    “Stock Appreciation Right” means a stock appreciation right granted under Article V.
11.41    “Subsidiary” means any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing at least 50% of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.
11.42    “Substitute Awards” means Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.
11.43    “Termination of Service” means the date the Participant ceases to be a Service Provider.
11.44    “Voting Trust Agreement” means that certain Voting Trust Agreement, by and among the Company, certain holders of Class B Common Stock, Scott Beiser, Irwin Gold and Robert Hotz, as may be amended, modified or supplemented.
* * * * *

Houlihan Lokey

P.O. BOX 8016, CARY, NC 27512-9903

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Houlihan Lokey, Inc.

Annual Meeting of Stockholders

For Stockholders of record as of July 23, 2026

Wednesday, September 16, 2026 8:00 AM, Local Time

Internet:

www.proxypush.com/HLI

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YOUR VOTE IS IMPORTANT!
PLEASE VOTE BY: 11:59 PM, Local Time, September 15, 2026.

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Scott J. Adelson, Irwin N. Gold and Christopher Crain, and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Houlihan Lokey, Inc. which the undersigned is entitled to vote at said meeting and any adjournment or postponement thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment or postponement thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

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Houlihan Lokey

Houlihan Lokey, Inc. Annual Meeting of Stockholders

Please make your marks like this: ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

FOR ON PROPOSALS 1, 2, 3 AND 4

	PROPOSAL	YOUR VOTE			BOARD OF DIRECTORS RECOMMENDS
1.	To elect four Class II directors to our board of directors:				
		FOR	WITHHOLD		
	1.01 Irwin N. Gold	☐	☐		FOR
	1.02 R. Scott Mund	☐	☐		FOR
	1.03 Cyrus D. Walker	☐	☐		FOR
	1.04 Gillian B. Zucker	☐	☐		FOR
		FOR	AGAINST	ABSTAIN	
2.	To approve, on an advisory basis, the compensation of our named executive officers as disclosed in the accompanying Proxy Statement.	☐	☐	☐	FOR
3.	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2027.	☐	☐	☐	FOR
4.	To approve the Second Amended and Restated Houlihan Lokey, Inc. 2016 Incentive Award Plan.	☐	☐	☐	FOR
5.	To transact any other business as may properly come before the meeting or any adjournment or postponement thereof.				

☐ **Check here if you would like to attend the meeting in person.**

Authorized Signatures - Must be completed for your instructions to be executed.
Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable) Date

Signature (if held jointly) Date

Houlihan Lokey

P.O. BOX 8016, CARY, NC 27512-9903

Your vote matters!

Meeting Materials: Notice of Meeting and Proxy Statement & Annual Report on Form 10-K

To order paper materials, use one of the following methods.

Internet:
www.investorelections.com/HLI

Call:
1-866-648-8133

Email:
paper@investorelections.com

* If requesting material by e-mail, please send a blank e-mail with the 12 digit control number (located below) in the subject line. No other requests, instructions OR other inquiries should be included with your e-mail requesting material.

Your control number

Have the 12 digit control number located in the box above available when you access the website and follow the instructions.

Houlihan Lokey, Inc.

Annual Meeting of Stockholders

Wednesday, September 16, 2026 8:00 AM, Local Time

For a convenient way to view proxy materials, VOTE, and obtain directions to attend the meeting go to www.proxydocs.com/HLI

To vote your proxy while visiting this site, you will need the 12 digit control number in the box below.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. This is not a ballot. You cannot use this notice to vote your shares. We encourage you to access and review all of the important information contained in the proxy materials before voting.

Under United States Securities and Exchange Commission rules, proxy materials do not have to be delivered in paper. Proxy materials can be distributed by making them available on the internet.

If you want to receive a paper or e-mail copy of the proxy material, you must request one. There is no charge to you for requesting a copy. In order to receive a paper package in time for this year's meeting, you must make this request on or before September 4, 2026.

SEE REVERSE FOR FULL AGENDA

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